Filed Pursuant to Rule 424(b)(3)
Registration No. 333-284692

Pinstripes Holdings, Inc.
Primary Offering of
Up to 23,985,000 Shares of Pinstripes Holdings Class A Common Stock Issuable Upon Exercise of the Warrants
Secondary Offering of
Up to 20,962,824 Outstanding Shares of Pinstripes Holdings Class A Common Stock
Up to 4,969,777 Shares of Pinstripes Holdings Class A Common Stock Issuable Upon Conversion of Pinstripes Holdings Series B-1 Common Stock, Pinstripes Holdings Series B-2 Common Stock and Pinstripes Holdings Series B-3 Common Stock
Up to 647,011 Shares of Pinstripes Holdings Class A Common Stock Issuable Upon Exercise of Pinstripes Options
Up to 172,806 Shares of Pinstripes Holdings Class A Common Stock Issuable Upon the Vesting of Restricted Stock Units
Up to 11,910,000 Shares of Pinstripes Holdings Class A Common Stock Issuable Upon Exercise of Private Placement Warrants
Up to 2,912,500 Shares of Pinstripes Holdings Class A Common Stock Issuable Upon Exercise of the Oaktree Tranche 1 Warrants
Up to 524,250 Shares of Pinstripes Holdings Class A Common Stock Issuable Upon Exercise of the Oaktree Tranche 2 Warrants
Up to 29,292 Shares of Pinstripes Holdings Class A Common Stock Issuable Upon Exercise of the Silverview Tranche 3 Warrants
Up to 11,910,000 Private Placement Warrants to Purchase Pinstripes Holdings Class A Common Stock
The securities to be offered using this combined prospectus relate to the issuance by Pinstripes Holdings, Inc., a Delaware corporation (“Pinstripes Holdings,” the “Company,” “we,” “us,” or “our” and, prior to the Business Combination (as defined below), “Banyan”) of up to 23,985,000 shares of Class A common stock, par value $0.0001 per share of Pinstripes Holdings (“Pinstripes Holdings Class A Common Stock”). Of these shares:
(i)12,075,000 shares of Pinstripes Holdings Class A Common Stock that are issuable upon the exercise of the warrants sold as part of the units in the Company’s initial public offering (“IPO”) whether they were purchased in the IPO or thereafter in the open market (the “Public Warrants”); and
(ii)11,910,000 shares of Pinstripes Holdings Class A Common Stock issuable upon exercise of the warrants originally issued to Banyan Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”) and BTIG, LLC and I-Bankers Securities, Inc. (together, the “IPO Underwriters”) in a private placement simultaneously with the closing of the IPO (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”).
In addition, this prospectus also relates to the offer and sale from time to time in one or more offerings, by the selling securityholders identified in this prospectus, or their permitted transferees, donees, pledgees and other successors-in-interest (the “Selling Securityholders”) of up to an aggregate of 37,158,683 shares of Pinstripes Holdings Class A Common Stock, of which:
(i)4,172,025 outstanding shares of Pinstripes Holdings Class A Common Stock consist of (a) 2,646,250 outstanding shares of Pinstripes Holdings Class A Common Stock that were issued upon conversion on a one-for-one basis of 2,646,250 shares of Class B Common Stock, par value $0.0001 per share, of Banyan (“Banyan Class B Common Stock” and, together with the Class A common stock, par value $0.0001 per share, of Banyan (“Banyan Class A Common Stock”), the “Banyan Common Stock”), originally issued to the Sponsor at a purchase price of approximately $0.003 per share before the IPO, of which (1) 2,596,762 shares continue to be held as Pinstripes Holdings Class A Common Stock by the Sponsor and (2) 49,488 shares that were assigned and sold by the Sponsor to certain holders of the Sponsor for a purchase price of $0.003 per share before the IPO, (b) 1,018,750 shares that were, upon closing of the Business Combination pursuant to the Business Combination Agreement, dated as of June 22, 2023 (as amended and restated as of September 26, 2023 and November 22, 2023, the “Business Combination Agreement”), by and among Banyan, Pinstripes, Inc., a Delaware corporation (“Pinstripes”) and Panther Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Banyan (the “Business Combination”), effectively re-issued as Pinstripes Holdings Class A Common Stock to certain investors in Banyan in consideration of their agreement not to redeem their respective shares of Banyan Class A Common Stock in connection with Banyan’s extension meeting held on April 21, 2023, after being forfeited as Banyan Common Stock by certain holders of the Sponsor, and (c) 507,025 shares of Pinstripes Holdings Class A Common Stock that were, upon closing of the Business Combination, effectively re-issued as shares of Pinstripes Holdings Common Stock to holders of Series I Convertible Preferred Stock of Pinstripes (“Pinstripes Series I Convertible Preferred Stock”) in consideration of their agreement by the affiliates of Middleton Partners, an investment firm of which Keith Jaffee is the Chairman, to invest an aggregate of $21,266,200;

(ii)11,771,022 outstanding shares of Pinstripes Holdings Class A Common Stock (the “Pinstripes Affiliate Shares”) consist of 11,669,311 outstanding shares of Pinstripes Holdings Class A Common Stock that were issued to stockholders of Pinstripes, that were executive officers, directors and other affiliates of Pinstripes Holdings (the “Pinstripes Affiliates”) in the Business Combination in exchange for their shares of common stock, par value $0.01 per share of Pinstripes (“Pinstripes Common Stock”), including shares of Pinstripes Common Stock that were issued upon conversion of shares of preferred stock, par value $0.01 per share of Pinstripes (“Pinstripes Preferred Stock”) which Pinstripes Affiliate Shares were, at various times prior to the Business Combination, acquired by the Pinstripes Affiliates; provided, that the Pinstripes Affiliates Shares include 1,242,975 shares of Pinstripes Holdings Class A Common Stock that were re-issued to the Pinstripes Affiliates after being forfeited as Banyan Common Stock by the certain holders of the Sponsor and which shares of Banyan Common Stock were initially issued to the Sponsor in a private placement at a purchase price of $0.003 per share before the IPO, and some of which were assigned and sold by the Sponsor to certain holders of the Sponsor for a purchase price of $0.003 per share before the IPO;
(iii)50,000 outstanding shares of Pinstripes Holdings Class A Common Stock that were issued to Roth Capital Partners LLC in settlement of $0.5 million of transaction costs incurred by Pinstripes for financial advisor, legal and other professional services (accordingly, at an effective price of $10.00 per share);
(iv)4,696,777 shares of Pinstripes Holdings Class A Common Stock issuable upon conversion of the Series B-1 common stock, par value $0.0001 per share of Pinstripes Holdings (“Pinstripes Holdings Series B-1 Common Stock”), Series B-2 common stock, par value $0.0001 per share of Pinstripes Holdings (“Pinstripes Holdings Series B-2 Common Stock”) and Series B-3 common stock, par value $0.0001 per share Pinstripes Holdings (“Pinstripes Holdings Series B-3 Common Stock” and, together with Pinstripes Holdings Series B-1 Common Stock and Pinstripes Holdings Series B-2 Common Stock, the “Pinstripes Holdings Class B Common Stock”), of which (a) 915,000 shares are issuable upon conversion of 915,000 shares of Pinstripes Holdings Series B-1 Common Stock that were issued, in connection with the consummation of the Business Combination, on a one-for-one basis in exchange for 915,000 shares of Banyan Common Stock, which shares were initially issued to the Sponsor in a private placement at purchase price of $0.003 per share before the IPO, of which 896,104 shares continued to be held by the Sponsor until the closing of the Business Combination and 18,896 shares were assigned and sold by the Sponsor to certain holders of the Sponsor for a purchase price of $0.003 per share before the IPO, (b) 915,000 shares are issuable upon conversion of 915,000 shares of Pinstripes Holdings Series B-2 Common Stock that were issued, in connection with the consummation of the Business Combination, on a one-for-one basis in exchange for 915,000 shares of Banyan Common Stock, which were initially issued to the Sponsor in a private placement at an effective purchase price of $0.003 per share before the IPO, of which 896,103 shares continued to be held by the Sponsor until the closing of the Business Combination and 18,897 shares were assigned and sold by the Sponsor to the certain holders of the Sponsor for a purchase price of $0.003 per share before the IPO, (c) 872,160 shares are issuable upon conversion of 872,160 shares of Pinstripes Holdings Series B-1 Common Stock that were issued to Pinstripes Affiliates in the Business Combination as additional consideration in exchange for their shares of Pinstripes Common Stock (d) 872,160 shares are issuable upon conversion of 872,160 shares of Pinstripes Holdings Series B-2 Common Stock that were issued to Pinstripes Affiliates in the Business Combination as additional consideration in exchange for their shares of Pinstripes Common Stock and (e) 1,395,457 shares are issuable upon conversion of 1,395,457 shares of Pinstripes Holdings Series B-3 Common Stock that were issued to Pinstripes Affiliates in the Business Combination as additional consideration in exchange for their shares of Pinstripes Common Stock;
(v)up to 647,011 shares of Pinstripes Holdings Class A Common Stock issuable upon exercise of options to purchase Pinstripes Holdings Class A Common Stock (the “Pinstripes Holdings Options”) that were issued to Pinstripes Affiliates in exchange for their options to purchase shares of Pinstripes Common Stock that were outstanding prior to the Business Combination (the “Pinstripes Options”) which Pinstripes Options were initially issued as consideration for service as directors and officers;
(vi)up to 172,806 shares of Pinstripes Holdings Class A Common Stock issuable upon the vesting of restricted stock units that were issued to non-employee directors of Pinstripes Holdings on January 19, 2024, as consideration of their service as directors of Pinstripes Holdings (the “RSUs”);
(vii) up to 11,910,000 shares of Pinstripes Holdings Class A Common Stock issuable upon exercise of the Private Placement Warrants, at an exercise price of $11.50 per share, of which (a) 10,860,000 were issued to the Sponsor at an effective purchase price of $1.00 per share in connection with the closing of the IPO and (b) 1,050,000 were issued to the IPO Underwriters at an effective purchase price of $1.00 per share;
(viii)up to 2,912,500 shares of Pinstripes Holdings Class A Common Stock issuable upon exercise of the warrants (the “Oaktree Tranche 1 Warrants”) issued by Pinstripes Holdings to Oaktree Capital Management, L.P. (“Oaktree”), in connection with the closing of the Business Combination and the $50.0 million loan pursuant to that certain Loan Agreement, dated as of

December 29, 2023, by and among Pinstripes, Pinstripes Holdings, Oaktree Fund Administration, LLC, as agent (the “Oaktree Agent”) and the lenders party thereto (the “Oaktree Loan Agreement”);
(ix)524,250 shares of Pinstripes Holdings Class A Common Stock consist of (a) up to 174,750 shares of Pinstripes Holdings Class A Common Stock issuable upon exercise of the warrants issued by Pinstripes Holdings to Oaktree on November 27, 2024, in connection with the $3.0 million draw of the up to $50.0 million loan (an “Oaktree Tranche 2 Loan”, and the warrants issued in connection with an Oaktree Tranche 2 Loan, the “Oaktree Tranche 2 Warrants”) pursuant to that certain Oaktree Loan Agreement (as amended by the First Amendment, dated as of September 3, 2024, the “Amended Oaktree Loan Agreement”) and (b) up to 349,500 shares of Pinstripes Holdings Class A Common Stock issuable upon exercise of the Oaktree Tranche 2 Warrants in connection with the $6.0 million draw of the up to $50.0 million Oaktree Tranche 2 Loan pursuant to that certain Amended Oaktree Loan Agreement (as amended by the Second Amendment, dated as of January 17, 2025, the “Second Amended Oaktree Loan Agreement”); and
(x)up to 29,292 shares of Pinstripes Holdings Class A Common Stock issuable upon exercise of the warrants issued by Pinstripes Holdings to Silverview Special Situations Lending Corporate Warrants LP, Spearhead Insurance Solutions IDF, LLC — Series SCL and Silverview Special Situations Lending Corporate Warrants II LP (collectively, the “Silverview Lenders”) on September 3, 2024 (collectively, the “Silverview Tranche 3 Warrants”), in connection with the $2.0 million loan (the “Silverview Tranche 3 Loan”) pursuant to that certain Silverview Loan Agreement, dated as of December 29, 2023, by and among Pinstripes, Pinstripes Holdings, Silverview Credit Partners LP (“Silverview”), as agent for the lenders and the financial institutions and other institutional investors as parties thereto, as amended by the Sixth Amendment, dated as of September 3, 2024 (the “Amended Silverview Loan Agreement”).
On August 1, 2024, the Sponsor transferred 250,000 shares of Pinstripes Holdings Class A Common Stock, and, on August 2, 2024, distributed 2,346,762 shares of Pinstripes Holdings Class A Common Stock, 896,104 shares of Pinstripes Holdings Series B-1 Common Stock, 896,103 shares of Pinstripes Holdings Series B-2 Common Stock and 10,860,000 Private Placement Warrants, to entities affiliated with the Sponsor.
The Selling Securityholders may also, from time to time in one or more offerings, offer and sell 11,910,000 Private Placement Warrants.
We will bear all costs, expenses and fees in connection with the registration of the shares of Pinstripes Holdings Class A Common Stock. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their respective sales of the shares of Pinstripes Holdings Class A Common Stock and Private Placement Warrants.
Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the securities in the section entitled “Plan of Distribution.”
You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.
Pinstripes Holdings Class A Common Stock is listed on the New York Stock Exchange under the ticker symbol “PNST” and our Public Warrants are trading on OTC Pink Marketplace under the ticker symbol “PNSTW”. On February 19, 2025, the closing price of Pinstripes Holdings Class A Common Stock was $0.460 per share and the closing price of the Public Warrants was $0.008. Notwithstanding any changes in the prevailing market price, certain Selling Securityholders may still experience a positive rate of return on their securities due to the lower effective purchase price at which they purchased such securities. Accordingly, there may be a higher likelihood that some or all those Selling Securityholders will sell their shares pursuant to the registration statement of which this prospectus is a part, which could increase the volatility of the market price of Pinstripes Holdings Class A Common Stock or result in a significant decline in the public trading price of Pinstripes Holdings Class A Common Stock. See “Risk Factors” beginning on page 12 of this prospectus, and in our periodic filings with the SEC and other filings that have been made or will be made with the SEC by the Company, as applicable, and the other information included in this prospectus for a discussion of factors you should consider before investing in our securities. You may not experience a similar rate of return should you invest in our securities, as the price at which you purchase our securities may differ from that of these Selling Securityholders. For example, based on the closing price of the Pinstripes Holdings Class A Common Stock of $0.460 on February 19, 2025, (i) the holders of the 4,172,025 shares of Pinstripes Holdings Class A Common Stock originally issued to the Sponsor Holders for nominal consideration of $0.003 per share, would realize a potential profit of approximately $0.457 per share and an aggregate profit of approximately $1,906,615.00 if they each sold all of their Pinstripes Holdings Class A Common Stock, (ii) the holders of the 1,018,750 shares of Pinstripes Holdings Class A Common Stock issued to the Non-Redeeming Investors (which were issued for no cash consideration but in consideration of their agreement not to redeem their respective shares of Banyan Class A Common Stock in connection with Banyan’s extension meeting held on April 21, 2023) would realize a potential profit of approximately $0.46 per share and an aggregate profit of approximately $468,625.00 if they each sold all of their Pinstripes Holdings Class A Common Stock and (iii) the holders of the Oaktree Tranche 1 Warrants, Oaktree Tranche 2 Warrants and Silverview Tranche 3 Warrants would realize a potential profit of approximately $0.45 per share and an aggregate profit of approximately $1,546,538.00 if they exercised all of the up to 3,436,750 shares of Pinstripes Holdings Class A Common Stock underlying the such warrants for $0.01 per share and sold all such shares of Pinstripes Holdings Class A Common Stock.
We will not receive any proceeds from the sale of the Pinstripes Holdings Class A Common Stock by the Selling Securityholders pursuant to this prospectus. We will receive any proceeds from the exercise of the Warrants (if any) for cash, but not from the sale of the shares of Pinstripes Holdings Class A Common Stock issuable upon such exercise. However, the exercise price of the Warrants is $11.50 per share, which exceeds the trading price of the Pinstripes Holdings Class A Common Stock of $0.008 per share based on the closing price on the OTC Pink Marketplace on January 28, 2025, and we believe that, for so long as the Warrants are “out of the money,” the holders thereof are not likely to exercise the Warrants. Therefore, unless the trading price of the Pinstripes Holdings Class A Common Stock increases significantly, we do not expect to receive any cash proceeds from any such exercise, and the Warrants are unlikely to have any positive effect on our liquidity in the near term. See “Use of Proceeds”.
Assuming the exercise of each of the Oaktree Tranche 1 Warrants, Oaktree Tranche 2 Warrants and Silverview Tranche 3 Warrants being offered pursuant to this prospectus for cash, we will receive an aggregate of approximately $1,546,538.00, but will not receive any proceeds from the sale of the shares of Pinstripes Holdings Class A Common Stock issuable upon such exercise. To the extent that any of the Oaktree Tranche 1 Warrants, Oaktree Tranche 2 Warrants or Silverview Tranche 3 Warrants are exercised on a “cashless basis,” we would not receive any proceeds from the exercise of such warrants.
We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.
Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 12 of this prospectus, and in our periodic filings with the SEC and other filings that have been made or will be made with the SEC by the Company, as applicable.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 19, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus.
This prospectus relates to the primary issuance by us of up to an aggregate of up to 23,985,000 shares Pinstripes Holdings Class A Common Stock, which consists of (i) up to 12,075,000 shares of Pinstripes Holdings Class A Common Stock issuable upon the exercise of the Public Warrants and (ii) up to 11,910,000 shares of Pinstripes Holdings Class A Common Stock issuable upon the exercise of the Private Placement Warrants.
This prospectus also relates to the offer and sale from time to time by the Selling Securityholders of (i) 11,910,000 Private Placement Warrants and (ii) up to an aggregate of 37,158,683 shares of Pinstripes Holdings Class A Common Stock, which consist of (a) up to 20,962,824 outstanding shares of Pinstripes Holdings Class A Common Stock, including up to 4,969,777 shares of Pinstripes Holdings Class A Common Stock issuable upon conversion of Pinstripes Holdings Class B Common Stock, (b) up to 647,011 shares of Pinstripes Holdings Class A Common Stock issuable upon exercise of the Pinstripes Holdings Options, (c) up to 172,806 shares of Pinstripes Holdings Class A Common Stock issuable upon the vesting of the RSUs, (d) up to 2,912,500 shares of Pinstripes Holdings Class A Common Stock issuable upon exercise of the Oaktree Tranche 1 Warrants, (e) up to 11,910,000 shares of Pinstripes Holdings Class A Common Stock issuable upon exercise of Private Placement Warrants, (f) up to 524,250 shares of Pinstripes Holdings Class A Common Stock issuable upon exercise of the Oaktree Tranche 2 Warrants and (g) 29,292 shares of Pinstripes Holdings Class A Common Stock issuable upon exercise of the Silverview Tranche 3 Warrants.
Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
You should carefully read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein as described below under the captions “Where You Can Find More Information” and “Incorporation by Reference” before making a decision to invest in our securities.
You should rely only on the information set forth in or incorporated by reference into this prospectus and any accompanying prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.
We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
You should assume that the information in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in documents described in this prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before making a decision to invest in our securities. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
On December 29, 2023 (the “Closing Date”), the Company consummated the previously announced Business Combination (the “Closing”) pursuant to the Business Combination Agreement. On the Closing Date, Panther

Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Banyan merged with and into Pinstripes (the “Merger”), with Pinstripes surviving the Merger as a wholly-owned subsidiary of Banyan. On the Closing Date, and in connection with the Closing, the Company changed its name to “Pinstripes Holdings, Inc.”
Unless the context indicates otherwise, references in this prospectus to the “Company,” “Pinstripes Holdings,” “PNST,” “we,” “us,” “our” and similar terms refer to Pinstripes Holdings, Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this prospectus and the documents incorporated by reference herein are “forward-looking statements” that reflect our current views with respect to future events and financial performance, business strategies, expectations for our business and any other statements of a future or forward-looking nature, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical facts contained in this prospectus may be forward-looking statements. These forward-looking statements include statements about the anticipated benefits of the Business Combination and our financial condition, results of operations, earnings outlook and prospects.
In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. You should not place undue reliance on these forward-looking statements. We cannot assure you that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:
•risks related to our substantial indebtedness, including our ability to satisfy the financial and other covenants contained in the agreements governing such indebtedness;

•our liquidity position and our ability to raise additional capital to fund future operational requirements;
•our ability to recognize the anticipated benefits of the transactions consummated pursuant to the Business Combination Agreement;
•risks related to the uncertainty of the projected financial information with respect to the Company;
•the risks related to our current growth strategy and our ability to successfully open and integrate new locations;
•risks related to our ability to continue as a going concern and raise additional capital;
•the risks related to the capital intensive nature of our business, our ability to attract new customers and retain existing customers and the impact of pandemics and global economic trends, including the resulting labor shortage and inflation, on us;
•our success in retaining or recruiting, or changes required in our officers, key employees or directors in operating as a public company;
•our ability to maintain the listing of Pinstripes Holdings Class A Common Stock and Warrants on the New York Stock Exchange (“NYSE”);
•geopolitical risk and changes in applicable laws or regulations;
•the possibility that we may be adversely affected by other economic, business, and/or competitive factors;

•our estimates of expenses and profitability;
•operational risk;
•litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on our resources; and
•other risks and uncertainties indicated in this prospectus, including those under the heading “Risk Factors” beginning on page 12 of this prospectus, and in our periodic filings with the SEC and other filings that have been made or will be made with the SEC by the Company, as applicable.
The foregoing list of factors is not exhaustive and additional factors may cause actual results to differ materially from current expectations. We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus. Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by us prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. In addition, there may be additional risks that we presently do not know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.
All subsequent written and oral forward-looking statements concerning matters addressed in this prospectus and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus. We do not give any assurance that we will achieve our expectations. Investors and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which only speak as of the date made, are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions and other factors, many of which are outside of our control. Except to the extent required by applicable law or regulation, we expressly disclaim any obligation and undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.
Stockholders should be aware that the occurrence of the events described in the section titled “Risk Factors” beginning on page 12 of this prospectus, and in our periodic filings with the SEC and other filings that have been made or will be made with the SEC by the Company, and elsewhere in this prospectus may adversely affect the Company.

PROSPECTUS SUMMARY
This summary highlights selected information from this prospectus and does not contain all of the information that is important to you. You should read this entire document and the other documents to which we refer before you decide to invest in our securities. Unless the context indicates otherwise, references in this prospectus to the “Company,” “Pinstripes Holdings,” “we,” “us,” “our” and similar terms refer to Pinstripes Holdings, Inc. (f/k/a Banyan Acquisition Corporation) and its consolidated subsidiaries after the consummation of the Business Combination. References to “Banyan” refer to the predecessor company prior to the consummation of the Business Combination.
About Pinstripes Holdings
Pinstripes Holdings is an experiential dining and entertainment concept combining exceptional Italian-American cuisine with bowling, bocce, and private events. Our large-format community venues offer a winning combination of sophisticated fun for the consumer longing for human connectedness across generations, and we deliver a broad range of experiences, from a 300-person wedding in one of our many event spaces, to an intimate date night for two in one of our dining rooms, to a birthday party on our bowling lanes or bocce courts. This ability to offer curated and engaging experiences across a broad range of occasions enables us to generate revenue from numerous sources, including dining, bowling and bocce and private events and off-site events and catering.
As of January 5, 2025, we have 18 restaurants in ten states and Washington D.C., and approximately 1,800 employees (who we refer to as “PinMembers”). We are highly disciplined in our site selection process and we design and construct large-format locations that are each 26,000 to 38,000 square feet of interior space, plus additional outdoor patio space that includes outdoor dining, bocce courts, fire-pits and decorative fountains. Each location can host over 900 guests at a time, with dining capacity of approximately 300 guests, bar capacity of 75 guests, 11 to 20 bowling lanes, 6 to 12 indoor/outdoor bocce courts and multiple private event spaces that can accommodate groups of 20 to 1,000 guests. Our locations generated average unit volumes (“AUV”), as further defined below, of $8.6 million for the fiscal year ended April 28, 2024, demonstrating the scale of our operating model and ability to tailor our space in bespoke ways. Our revenue growth is expected to be primarily driven by revenues from new location openings and increases in same store sales in the future.
Background
Business Combination
On the Closing Date we consummated the previously announced Business Combination pursuant to the Business Combination Agreement with Pinstripes surviving the Merger as a wholly-owned subsidiary of Banyan. In connection with the Business Combination, among other things, Banyan was renamed “Pinstripes Holdings, Inc.
Immediately prior to the effective time of the Business Combination (the “Effective Time”), each outstanding share of Pinstripes Preferred Stock (other than the Pinstripes Series I Convertible Preferred Stock) automatically converted into shares of Pinstripes Common Stock, in accordance with the governing documents of Pinstripes, and each warrant and convertible note of Pinstripes was automatically exercised for, or converted into, shares of Pinstripes Common Stock. At the Effective Time, each share of Pinstripes Common Stock (including as a result of the warrant exercises and convertible note conversions specified above, but excluding any dissenting shares and cancelled treasury stock and shares of Pinstripes Common Stock issued in connection with the conversion of the Pinstripes Series I Convertible Preferred Stock), was automatically cancelled and extinguished and converted into the right to receive shares of Pinstripes Holdings Class A Common Stock, determined in accordance with the Business Combination Agreement, based on an exchange ratio of approximately Pinstripes Holdings Class A Common Stock 1.8486 for each share of Pinstripes Common Stock (the “Exchange Ratio”). In addition, the holders of the outstanding shares of Pinstripes Common Stock immediately prior to the closing of the Business Combination (excluding holders of common stock issued in connection with the conversion of the Pinstripes Series I Convertible Preferred Stock) received an aggregate of 2,500,000 shares of Pinstripes Series B-1 Common Stock, 2,500,000 shares of Pinstripes Series B-2 Common Stock and 4,000,000 shares of Pinstripes Series B-3 Common Stock, in each case, pro rata based upon each such holder’s entitlement to consideration in connection with the Merger. The Pinstripes Holdings Class B Common Stock is subject to the vesting and forfeiture conditions and restrictions on transfer as implemented in the Second Amended and Restated Certificate of Incorporation of the Company (the “Charter”) and as further described in “Description of Securities.” In addition, the Sponsor and certain holders of the Sponsor forfeited 1,242,975 shares of Banyan Common Stock, which shares were re-issued to holders of shares of Pinstripes Common Stock outstanding immediately prior to the Closing as Pinstripes Holdings Class A Common Stock, pro rata based upon each such holder’s entitlement to consideration in connection with the Merger. Further, each Pinstripes Option (whether vested or unvested) that was outstanding as of immediately prior to the Effective Time was converted into a Pinstripes Holdings Option based on the Exchange Ratio.
Each outstanding share of Pinstripes Common Stock received upon conversion of Pinstripes Series I Convertible Preferred Stock, including accrued dividends thereon, was automatically cancelled and extinguished and converted into the right to receive shares of Pinstripes Holdings Class A Common Stock determined in accordance with the Business Combination Agreement, based on an exchange ratio of approximately 2.6 shares of Pinstripes Holdings Class A Common Stock for each share of Pinstripes Common Stock. In addition, the Sponsor and certain holders of the Sponsor forfeited 507,025 shares of Banyan Common Stock, which shares were re-issued to holders of the Pinstripes Series I Convertible Preferred Stock as Pinstripes Holdings Class A Common Stock, pro rata based upon each such holder’s entitlement to consideration in connection with the Merger.
Recent Developments
Amended Oaktree Loan Agreement and Oaktree Tranche 2 Warrants
On December 29, 2023 (the “Oaktree Loan Closing Date”), immediately following consummation of the Business Combination, Pinstripes Holdings and the registrant entered into the Oaktree Loan Agreement with the Oaktree Agent and the lenders party thereto (the “Lenders”), providing for the Oaktree Tranche 1 Loan. Under the Oaktree Loan Agreement the Pinstripes Holdings issued Senior Secured Notes (“Term Loans”) to Oaktree, which mature in five years on December 29, 2028. In connection with the closing of the Oaktree Tranche 1 Loan, the Lenders were granted the Oaktree Tranche 1 Warrants.
On September 3, 2024, Pinstripes, the Company and the Oaktree Agent and the lenders from time to time party thereto (the “Oaktree Lenders”) entered into the Amended Oaktree Loan Agreement. The Amended Oaktree Loan Agreement provides, among things, that: (i) the Oaktree Lenders have the option, in their discretion to fund additional loans under the Oaktree Tranche 2 Loan of up to $50.0 million in any number of separate drawings (rather than $40.0 million in a single tranche as was provided for in the Oaktree Loan Agreement), (ii) the Company is obligated to grant additional Oaktree Tranche 2 Warrants on any closing of a Oaktree Tranche 2 Loan equal to the product of 2,912,500 multiplied by the quotient of (a) the total amount funded on such Oaktree Tranche 2 Loan closing date by (b) $50.0 million (rather than a single additional warrant exercisable for 1,900,000 shares as was provided for in the Oaktree Loan Agreement), and (iii) the Company shall issue any Oaktree Tranche 2 Warrants in a form consistent with the Amended Oaktree Warrant described below. In connection with the Amended Oaktree Loan Agreement, the Company and Oaktree Capital Management, L.P. entered into the Class A Common Stock Purchase Warrants (as amended by Amendment No. 1, the “Amended Oaktree Warrant”), which eliminates the one-year lock-up restriction (subject to limited exceptions) that had existed in respect of the 2,912,500 shares of Pinstripes Holdings Class A Common Stock issuable upon exercise of warrants issued by the Company to Oaktree Capital Management, L.P. in connection with the funding of the original Oaktree Tranche 1 Loan under the Oaktree Loan Agreement (as well as the same restriction that had been applicable to the transfer of the warrants themselves). Pursuant to the Amended Oaktree Loan Agreement, the Oaktree Lenders funded an Oaktree Tranche 2 Loan in the amount of $3.0 million and the Company agreed to grant an Oaktree Tranche 2 Warrants exercisable for 174,750 shares of Pinstripes Holdings Class A Common Stock, at an exercise price of $0.01 per share, upon the authorization of such issuance by the New York Stock Exchange. The principal payment of the Oaktree Tranche 2 Loan is due at maturity on December 29, 2028. Interest on the Oaktree Tranche 2 Loan accrues on a daily basis calculated based on a 360-day year at a rate per annum equal to (X) 12.5% payable quarterly in arrears, at the Company’s option either in cash or in kind (subject to certain procedures and conditions) prior to December 31, 2024, and thereafter solely in cash, plus (Y) 7.5% payable quarterly in arrears, at the Company’s option, either in cash or in kind (subject to certain procedures and conditions) at all times.

Second Amended Oaktree Loan Agreement and Oaktree Tranche 2 Warrants
On January 17, 2025, Pinstripes, the Company and the Oaktree Lenders entered into the Second Amended Oaktree Loan Agreement. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Second Amended Oaktree Loan Agreement. On January 21, 2025, in connection with entering into the Second Amended Oaktree Loan Agreement, the Oaktree Lenders funded a Tranche 2 Loan in the amount of $6.0 million and the Company agreed to grant Oaktree Tranche 2 Warrants exercisable for 349,500 shares of Pinstripes Holdings Class A Common Stock, at an exercise price of $0.01 per share, upon the authorization of such issuance by the New York Stock Exchange. The Second Amended Oaktree Loan Agreement also provides, among things, that: (i) interest on the Term Loans will accrue on a daily basis calculated based on a 360-day year at a rate per annum equal to 20% (amended from 12.5% cash and 7.5% paid-in-kind (PIK) interest), payable quarterly in arrears, at the Company’s option, either in cash or in kind (subject to certain procedures and conditions), (ii) the Company is required to deliver to the Oaktree Agent a monthly sales report, an unaudited balance sheet and a projected operating budget on a monthly basis and (iii) the Company will be required to achieve certain milestones in respect of various possible strategic alternatives, which are set forth in the Second Amended Oaktree Loan Agreement.
In connection with the closing of the Oaktree Second Amendment, the Borrower, the Company, the other guarantors party thereto, the Oaktree Agent and the Oaktree Lenders agreed to forbear from exercising any of their respective rights or remedies under the Oaktree Loan Agreement in respect of an Event of Default as a result of (i) the Company’s failure to maintain a Total Net Leverage Ratio of no greater than 6:00:1:00 for the Measurement Period ending on January 6, 2025, (ii) the Company's failure to observe or perform certain agreements or conditions under the Silverview Loan Agreement (as defined below) and (iii) the cross-defaults under the Granite Creek Loan Agreement (as defined below), until the earlier of February 28, 2025 or the occurrence of any event terminating such forbearance.
Amended Silverview Loan Agreement and Silverview Tranche 3 Warrants
On December 29, 2023, immediately following the consummation of the Business Combination, Pinstripes borrowed an additional $5.0 million under the Silverview Loan Agreement, dated as of March 7, 2023 by and among the Company, Silverview and other institutional investors from time to time (as amended, supplemented, amended and restated or otherwise modified from time to time).
On September 3, 2024, Pinstripes, the Company, Silverview, the Silverview Lenders and other institutional investors party thereto from time to time entered into the Amended Silverview Loan Agreement. The Amended Silverview Loan Agreement provides for additional funds under the Silverview Tranche 3 Loan of up to $2.0 million, made on September 3, 2024 and which matures on June 7, 2027. The Silverview Tranche 3 Loan bears an interest rate per annum equal to 15.00%. The Amended Silverview Loan Agreement provides that the Company shall pay a closing and origination fee in the aggregate amount equal to 3.00% of the Silverview Tranche 3 Loan and an exit fee in the aggregate amount equal to 2.50% of the Silverview Tranche 3 Term Loan. Additionally, the Company agreed to issue the Silverview Tranche 3 Warrants, collectively exercisable for up to 29,292 shares of the Pinstripes Holdings Class A Common Stock, at an exercise price of $0.01 per share, upon the authorization of such issuance by the New York Stock Exchange.
On the January 17, 2025, Pinstripes, the Company and the other guarantors party thereto entered into the Seventh Amendment (“Silverview Seventh Amendment”) to the Amended Silverview Loan Agreement, dated as of March 7, 2023, by and among the Pinstripes, the Company, the other guarantors party thereto, Silverview Credit Partners LP (the “Silverview Agent”), and the Silverview Lenders and the First Amendment to the Forbearance Agreement. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Amended Silverview Loan Agreement, as amended by the Silverview Seventh Amendment.
The Silverview Seventh Amendment provides, among things, that: (i) interest on the Term Loans will be reduced for six months starting January 1, 2025 to 12.5% per annum from 15% per annum, (ii) a portion of the interest on the Term Loans may be payable at the Company’s option, either in cash or in kind (subject to certain procedures and conditions), (iii) amortized principal payments have been suspended in calendar year 2025, (iv) financial covenants and prepayment premiums have been eliminated and (v) the Silverview Agent and the

Silverview Lenders will forbear from exercising their rights and remedies pursuant to the Silverview Loan Agreement, on terms consistent with the forbearance provided by the Oaktree Agent and the Oaktree Lenders.
Corporate Information
Pinstripes was founded in 2007. Banyan was incorporated on March 10, 2021 for the purpose of consummating a business combination. Banyan completed its IPO of its units, common stock and warrants pursuant to a registration statement on Form S-1 declared effective by the SEC on January 19, 2022 (SEC File Nos. 333-258599 and 333-262248).
Pinstripes Holdings, Inc. is a Delaware corporation. Our principal executive offices are located at 1150 Willow Road Northbrook, IL 60062 and our telephone number at that address is (847) 480-2323. Our website is located at www.pinstripes.com. We do not incorporate the information contained on, or accessible through, our corporate website into this prospectus, and you should not consider it part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.
Emerging Growth Company and Smaller Reporting Company
The Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) contains provisions that, among other things, relax certain reporting requirements for qualifying public companies for up to five years or until we are no longer an emerging growth company. We qualify as an “emerging growth company” and under the JOBS Act are allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We have elected not to opt out of such extended transition period, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, the consolidated financial statements may not be comparable to those of companies that comply with new or revised accounting pronouncements as of public company effective dates.
We will remain an emerging growth company until the earlier of (i) the last day of the first fiscal year (a) following the fifth anniversary of the completion of the IPO, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of the Pinstripes Holdings Class A Common Stock that is held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter, and (ii) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our Common Stock held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter and our annual revenues equaled or exceeded $100 million during such completed fiscal year, or (ii) the market value of our Common Stock held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter. This may also make comparison of us with other public companies more difficult.

THE OFFERING

Issuer	Pinstripes Holdings, Inc. (f/k/a Banyan Acquisition Corporation).

Issuance of Pinstripes Class A Common Stock

Shares of Pinstripes Holdings Class A Common Stock offered
An aggregate of up to 23,985,000 shares, which consists of:
(i)up to 12,075,000 shares issuable upon the exercise of the Public Warrants; and
(ii)up to 11,910,000 shares issuable upon the exercise of the Private Placement Warrants.

Shares of Pinstripes Holdings Class A Common Stock outstanding prior to exercise of Warrants	41,212,355 shares as of the close of business on February 17, 2025.

Shares of Pinstripes Holdings Class A Common Stock outstanding assuming exercise of all Warrants	65,197,355 shares (based on total shares outstanding as of the close of business on February 17, 2025).

Exercise price of Warrants	$11.50 per share, subject to adjustment as described herein.

Use of proceeds
We will receive proceeds from the exercise of the Warrants for cash, but not from the sale of the shares of Common Stock issuable upon such exercise. We expect to use the net proceeds from the exercise of the Warrants, if any, to facilitate the further growth of our business, including through the development of additional locations, and for general corporate purposes. We believe the likelihood that Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of the Pinstripes Holdings Class A Common Stock. As of the date of this prospectus, the trading price of the Pinstripes Holdings Class A Common Stock is substantially less than the $11.50 per share exercise price of the Warrants. For so long as the Warrants are “out of the money,” we believe holders of the Warrants will be unlikely to exercise their Warrants. There can be no assurance that the Warrants will be “in the money” prior to expiring, and thus we may never receive any proceeds from the exercise of such Warrants. Further, to the extent that the Warrants are exercised but on a “cashless basis,” the amount of cash we would receive from the exercise of Warrants, if any, would decrease. The Private Placement Warrants are exercisable on a cashless basis at any time and the Public Warrants are exercisable on a cashless basis in certain limited circumstances. See the section titled “Use of Proceeds.”

Risk Factors
See “Risk Factors” beginning on page 12 of this prospectus, and in our periodic filings with the SEC and other filings that have been made or will be made with the SEC by the Company, as applicable, and the other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

NYSE Ticker Symbols	“PNST” for Pinstripes Holdings Class A Common Stock.

Offering and Resale of Pinstripes Holdings Class A Common Stock

Shares of Pinstripes Holdings Class A Common Stock offered by the Selling Securityholders
An aggregate of up to 37,158,683 shares, which consist of:
(i)20,962,824 outstanding shares, which includes 4,696,777 shares issuable upon conversion of Pinstripes Holdings Class B Common Stock;
(ii)647,011 shares issuable upon exercise of Pinstripes Holdings Options;
(iii)up to 172,806 shares issuable upon the vesting of the RSUs;
(iv)up to 11,910,000 shares issuable upon exercise Private Placement Warrants;
(v)up to 2,912,500 shares issuable upon exercise of the Oaktree Tranche 1 Warrants;
(vi)up to 524,250 shares issuable upon exercise of the Oaktree Tranche 2 Warrants; and
(vii)up to 29,292 shares issuable upon exercise of the Silverview Tranche 3 Warrants.

Private Placement Warrants offered by the Selling Securityholders	11,900,000 Private Placement Warrants that were originally purchased at a price of $1.00 per warrant.

Shares of Pinstripes Holdings Class A Common Stock outstanding prior to exercise of Oaktree Tranche 1 Warrants, Oaktree Tranche 2 Warrants and Silverview Tranche 3 Warrants	41,212,355 shares as of the close of business on February 17, 2025.

Shares of Pinstripes Holdings Class A Common Stock outstanding assuming exercise of all Oaktree Tranche 1 Warrants, Oaktree Tranche 2 Warrants and Silverview Tranche 3 Warrants	65,197,355 shares (based on total shares outstanding as of the close of business on February 17, 2025).

Use of proceeds
We will not receive any proceeds from the sale of our securities by the Selling Securityholders pursuant to this prospectus. Assuming the exercise of the Private Placement Warrants, Oaktree Tranche 1 Warrants, Oaktree Tranche 2 Warrants and Silverview Tranche 3 Warrants being offered pursuant to this prospectus for cash, we will receive an aggregate of approximately $12,222,654.20 but will not receive any proceeds from the sale of the shares of Pinstripes Holdings Class A Common Stock issuable upon such exercise. To the extent that any of the Private Placement Warrants, Oaktree Tranche 1 Warrants, Oaktree Tranche 2 Warrants and Silverview Tranche 3 Warrants are exercised on a “cashless basis,” we would not receive any proceeds from the exercise of such warrants.

Risk Factors
See “Risk Factors” beginning on page 12 of this prospectus, and in our periodic filings with the SEC and other filings that have been made or will be made with the SEC by the Company, as applicable, and the other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

NYSE Ticker Symbols	“PNST” = for Pinstripes Holdings Class A Common Stock.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully read and review the risk factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, the risk factors discussed under the caption “Risk Factors” as well as the factors listed under the heading “Cautionary Note Regarding Forward-Looking Statements,” in any accompanying prospectus supplement, and any risk factors discussed in our other filings with the SEC which are incorporated by reference into this prospectus and any accompanying prospectus supplement before investing in our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also materially and adversely affect us. If any of the risks or uncertainties described in our most recent Annual Report on Form 10-K, any accompanying prospectus supplement or our other filings with the SEC or if any additional risks and uncertainties actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part of your investment.

USE OF PROCEEDS
All of the Pinstripes Holdings Class A Common Stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any proceeds from the sale of our securities by the Selling Securityholders pursuant to this prospectus.
Assuming the exercise of the Private Placement Warrants, Oaktree Tranche 1 Warrants, Oaktree Tranche 2 Warrants and Silverview Tranche 3 Warrants being offered pursuant to this prospectus for cash, we will receive an aggregate of approximately $12,222,654.20 but will not receive any proceeds from the sale of the shares of Pinstripes Holdings Class A Common Stock issuable upon such exercise. To the extent that any of the Private Placement Warrants, Oaktree Tranche 1 Warrants, Oaktree Tranche 2 Warrants and the Silverview Tranche 3 Warrants are exercised on a “cashless basis,” we would not receive any proceeds from the exercise of such warrants.

DESCRIPTION OF SECURITIES
The following summary of the material terms of the Company’s securities and reflects the state of affairs upon completion of the Business Combination. It is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read the Charter in its entirety for a complete description of the rights and preferences of the Company’s securities.
Authorized and Outstanding Stock
Our Charter authorizes the issuance of 400,000,000 shares of Pinstripes Holdings Class A Common Stock, 30,000,000 shares of Pinstripes Holdings Class B Common Stock, of which 10,000,000 shares are designated as Pinstripes Holdings Series B-1 Common Stock, 10,000,000 shares are designated as Pinstripes Holdings Series B-2 Common Stock and 10,000,000 shares are designated as Pinstripes Holdings Series B-3 Common Stock and 10,000,000 shares of undesignated preferred stock, $0.0001 par value per share. The outstanding and issued shares of Pinstripes Holdings Common Stock are duly authorized, validly issued, fully paid and non-assessable.
Common Stock
Our Charter provides for two classes of Pinstripes Holdings Common Stock: Pinstripes Holdings Class A Common Stock and Pinstripes Holdings Class B Common Stock, consisting of Pinstripes Holdings Series B-1 Common Stock, Pinstripes Holdings Series B-2 Common Stock and Pinstripes Holdings Series B-3 Common Stock. Following the completion of the Business Combination, all outstanding shares of Banyan Class A Common Stock were reclassified as shares of Pinstripes Holdings Class A Common Stock on a one-to-one basis, other than the Vesting Shares, which were reclassified as shares of Pinstripes Holdings Class B Common Stock on a one-to-one basis. The outstanding Banyan Class B Common Stock was automatically converted into shares of Banyan Class A Common Stock in connection with the Business Combination.
Voting power
Except as otherwise required by law or as otherwise provided in our Charter, including any certificate of designation for any series of preferred stock, the holders of Pinstripes Holdings Common Stock possess all voting power for the election of Pinstripes Holdings’ directors and all other matters requiring stockholder action. Holders of Pinstripes Holdings Common Stock are entitled to one vote per share on matters to be voted on by stockholders. Holders of shares of Pinstripes Holdings Common Stock vote together as a single class on all matters properly submitted to a vote of the stockholders.
Dividends
Our Charter provides that holders of Pinstripes Holdings Class A Common Stock (including Pinstripes Holdings Class A Common Stock which converted to Pinstripes Holdings Class A Common Stock from Pinstripes Holdings Class B Common Stock) will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors of Pinstripes Holdings (“Pinstripes Holdings Board”) in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on Pinstripes Holdings Class A Common Stock unless the shares of Pinstripes Holdings Class A Common Stock at the time outstanding are treated equally and identically.
Liquidation, dissolution and winding up
Our Charter provides that the event of Pinstripes Holdings’ voluntary or involuntary liquidation, dissolution or winding-up, after payment or provision for payment of the debts and other liabilities of Pinstripes Holdings, the holders of shares of Pinstripes Holdings Class A Common Stock (including shares of Pinstripes Holdings Class A Common Stock issued upon conversion of Pinstripes Holdings Class A Common Stock including as a result of a B-1 Vesting Event, B-2 Vesting Event, B-3 Vesting Event, Change of Control Vesting Event, First EBITDA Change of Control Vesting Event, or Second EBITDA Change of Control Vesting Event that occurred as a result of such liquidation) will be entitled to receive ratably in proportion to the number of shares of Pinstripes Holdings

Common Stock held by them, all Pinstripes Holdings’ remaining assets available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.
Preemptive or other rights of Pinstripes Holdings’ stockholders
Pinstripes Holdings’ stockholders will have no preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to Pinstripes Holdings Common Stock.
Election of directors and vacancies
Under our Charter, the Pinstripes Holdings Board is divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III, each of which is generally elected for a three-year term with only one class of directors being elected in each year. The holders of shares of Pinstripes Holdings Common Stock do not have cumulative voting rights. Subject to the rights of the holders of one or more series of preferred stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of preferred stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.
Under our Charter, subject to the Director Designation Agreement with respect to the rights of certain parties to fill vacancies on the Pinstripes Holdings Board (but only to the extent the Director Designation Agreement remains in effect), newly created directorships resulting from an increase in the number of directors and any vacancies on the board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.
Quorum
Under our Charter, the holders of 33-1∕3% of the voting power of Pinstripes Holdings Common Stock issued and outstanding and entitled to vote there at, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law or provided by our Charter. If, however, such quorum will not be present or represented at any meeting of the stockholders, the holders of a majority of the voting power present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present or represented. At such adjourned meeting at which a quorum will be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
Pinstripes Holdings Class B Common Stock
Earnout Shares and Vesting Shares
Our Charter provides that the Vesting Shares, 50% of which are designated as Pinstripes Holdings Series B-1 Common Stock and 50% of which are designated as Pinstripes Holdings Series B-2 Common Stock are subject to the following vesting conditions (any one or more of which may be satisfied at the same time) and transfer restrictions:
(a)if the daily volume-weighted average sale price of one share of Pinstripes Holdings Class A Common Stock quoted on the New York Stock Exchange (or, if not the New York Stock Exchange, the principal securities exchange on which the shares of Pinstripes Holdings Class A Common Stock are then listed) is greater than or equal to $12.00 for any twenty days on which shares of Pinstripes Holdings Class A Common Stock are actually traded on the New York Stock Exchange (or, if not the New York Stock Exchange, the principal securities exchange on which the shares of common stock of Pinstripes Holdings are then listed) (each such day, a “Trading Day”) (which twenty days may or may not be consecutive) within any thirty consecutive Trading Day period during the Earnout Period, then one-hundred percent of the shares of Pinstripes Holdings Series B-1 Common Stock will immediately vest and convert into shares of Pinstripes Holdings Class A Common Stock;
(b)if the daily volume-weighted average sale price of one share of Pinstripes Holdings Class A Common Stock quoted on the New York Stock Exchange (or, if not the New York Stock Exchange, the principal securities exchange on which the shares of Pinstripes Holdings Class A Common Stock are then listed) is greater than or equal to $14.00 for any twenty Trading Days (which twenty days may or may not be consecutive) within any thirty consecutive Trading Day Period during the Earnout Period, an aggregate of one-hundred percent of the Pinstripes Holdings Series B-2 Common Stock will immediately vest and convert into shares of Pinstripes Holdings Class A Common Stock;
(c)If a Change of Control occurs during the five-year period beginning on the first day after the Closing, the Pinstripes Holdings Series B-1 Common Stock and the Pinstripes Holdings Series B-2 Common Stock will vest and convert into shares of Pinstripes Holdings Class A Common Stock immediately prior to the consummation of such Change of Control as follows: (i) if the price per share paid or payable to the stockholders of Pinstripes Holdings in connection with such Change of Control is less than $12.00, then no Pinstripes Holdings Series B-1 Common Stock or Pinstripes Holdings Series B-2 Common Stock will vest in connection with such Change of Control and all outstanding shares of Pinstripes Holdings Series B-1 Common Stock and Pinstripes Holdings Series B-2 Common Stock will be immediately cancelled; (ii) if the price per share paid or payable to the stockholders of Pinstripes Holdings in connection with such Change of Control is equal to or greater than $14.00, then one-hundred percent of any outstanding shares of Pinstripes Holdings Series B-1 Common Stock and Pinstripes Holdings Series B-2 Common Stock will vest and convert into shares of Pinstripes Holdings Class A Common Stock immediately prior to the consummation of such Change of Control; and (iii) if the price per share paid or payable to the stockholders of Pinstripes Holdings in connection with such Change of Control is equal to or greater than $12.00 but less than $14.00, then one-hundred percent of any outstanding shares of Pinstripes Holdings Series B-1 Common Stock will vest and convert into shares of Pinstripes Holdings Class A Common Stock immediately prior to the consummation of such Change of Control and any outstanding shares of Pinstripes Holdings Series B-2 Common Stock will be forfeited for no consideration;
(d)Unvested Pinstripes Holdings Class B Common Stock will not entitle the holder of such Pinstripes Holdings Class B Common Stock to any consideration in connection with any sale or other transaction (other than as provided above) and will not be allowed to be offered, sold, transferred or otherwise disposed of by any holder of such Pinstripes Holdings Class B Common Stock and will bear a customary legend with respect to such transfer restrictions. Any attempt to sell, transfer or otherwise dispose of Pinstripes Holdings Class B Common Stock will be null and void. Notwithstanding the transfer restrictions described here, transfers and sales of shares of Pinstripes Holdings Class B Common Stock are permitted: (i) to any affiliate of a holder of Pinstripes Holdings Class B Common Stock, or as a distribution to a holder’s limited partners, members or stockholders; (ii) to Pinstripes Holdings’ directors or officers, or any affiliate or family member of any of Pinstripes Holdings’ officers or directors; (iii) in the case of an individual, by gift to a member of that individual’s immediate family or an affiliate of that individual, or to a charitable organization; (iv) in the case of an individual, by virtue of Laws of descent and distribution upon death of such individual; (v) in the case of an individual, pursuant to a qualified domestic relations order; (vi) in the case of a trust, by distribution to one or more of the permissible beneficiaries of the trust; (vii) in the case of an individual, to a partnership, limited liability company or other entity of which that individual and/or the immediately family of that individual are the legal and beneficial owners; (viii) in the case of an entity, by virtue of the laws of the state of that entity’s organization and that entity’s organizational documents upon dissolution of that entity; or (ix) to Pinstripes Holdings pursuant to any contractual arrangement that provides for the repurchase by Pinstripes Holdings, or forfeiture of Pinstripes Holdings Class B Common Stock in connection with the termination of a holder’s service to Pinstripes Holdings; and

(e)Our Charter provides that, as long as any Pinstripes Holdings Class B Common Stock remain subject to vesting and forfeiture, if Pinstripes Holdings pays or makes any dividends or distributions to the holders of Pinstripes Holdings Class A Common Stock, holders of Pinstripes Holdings Class B Common Stock that remain subject to vesting and forfeiture will not receive any dividends or distributions, but instead will receive the right to receive, from Pinstripes Holdings, upon the vesting of the Pinstripes Holdings Class B Common Stock for which such right is issued, the dividend or distribution paid or made in respect of each share of Pinstripes Holdings Class A Common Stock.
EBITDA Earnout Shares
The EBITDA Earnout Shares (which were issued as Pinstripes Holdings Series B-3 Common Stock) are subject to the following vesting condition and transfer restrictions:
(a)If Pinstripes Holdings’ public issuance of an earnings release for Pinstripes Holdings’ fiscal quarter ending at the end of the EBITDA Earnout Period reports 2024 EBITDA equal to or greater than $28,000,000, then one-hundred percent of the shares of Pinstripes Holdings Series B-3 Common Stock immediately vest and convert into shares of Pinstripes Holdings Class A Common Stock
(b)If there is a Change of Control during the EBITDA Earnout Period, then one-hundred percent of the shares of Pinstripes Holdings Series B-3 Common Stock vest and convert into shares of Pinstripes Holdings Class A Common Stock immediately prior to the consummation of the Change of Control;
(c)If a Change of Control occurs during the period beginning on the first day after the end of the EBITDA Earnout Period and ending on the date that Pinstripes Holdings publicly issues its earnings release for Pinstripes Holdings’ fiscal quarter ending on the last day of the EBITDA Earnout Period, then, as a condition to the consummation of such Change of Control, 2024 EBITDA shall be calculated prior to the consummation of such Change of Control. If the 2024 EBITDA equals or exceeds $28,000,000, all of the Series B-3 Common Stock shall vest and convert into shares of Pinstripes Holdings Class A Common Stock immediately prior to the consummation of the Change of Control, and if the 2024 EBITDA is less than $28,000,000, all of the Pinstripes Holdings Series B-3 Common Stock shall be forfeited for no consideration immediately prior to the consummation of the Change of Control;
(d)On the day immediately following the day on which Pinstripes Holdings public issues its earnings release for Pinstripes Holdings’ fiscal quarter ending on the last day of the EBITDA Earnout Period, all shares of Pinstripes Holdings Series B-3 Common Stock that have not converted to shares of Pinstripes Holdings Class A Common Stock pursuant to and in accordance with our Charter shall, automatically, without any further action on the part of any holder thereof, Pinstripes Holdings or any other person, be forfeited, cancelled and transferred to Pinstripes Holdings, without consideration;
(e)Unvested EBITDA Earnout Shares will not entitle the holder of such EBITDA Earnout Shares to any consideration in connection with any sale or other transaction and will not be allowed to be offered, sold, transferred or otherwise disposed of by any holder of such EBITDA Earnout Shares and will bear a customary legend with respect to such transfer restrictions. Any attempt to sell, transfer or otherwise dispose of unvested EBITDA Earnout Shares will be null and void. Notwithstanding the transfer restrictions described here, transfers and sales of unvested EBITDA Earnout Shares are permitted: (i) to any affiliate of a holder of unvested EBITDA Earnout Shares, or as a distribution to a holder’s limited partners, members or stockholders; (ii) to Pinstripes Holdings’ directors or officers, or any affiliate or family member of any of Pinstripes Holdings’ officers or directors; (iii) in the case of an individual, by gift to a member of that individual’s immediate family or an affiliate of that individual, or to a charitable organization; (iv) in the case of an individual, by virtue of Laws of descent and distribution upon death of such individual; (v) in the case of an individual, pursuant to a qualified domestic relations order; (vi) in the case of a trust, by distribution to one or more of the permissible beneficiaries of the trust; (vii) in the case of an individual, to a partnership, limited liability company or other entity of which that individual and/or the immediately family of that individual are the legal and beneficial owners; (viii) in the case of an entity, by virtue of the laws of the state of that entity’s organization and that entity’s organizational documents upon dissolution of that entity; or (ix) to Pinstripes Holdings pursuant to any contractual arrangement that provides for the repurchase by Pinstripes Holdings, or forfeiture of the EBITDA Earnout Shares in connection with the termination of a holder’s service to Pinstripes Holdings; and
(f)As long as the EBITDA Earnout Shares remain subject to vesting and forfeiture, if Pinstripes Holdings pays or makes any dividends or distributions to the holders of Pinstripes Holdings Class A Common Stock, holders of EBITDA Earnout Shares will not receive any dividends or distributions, but instead will receive the right to receive, from Pinstripes Holdings, upon the vesting of the EBITDA Earnout Share for which such right is issued, the dividend or distribution paid or made in respect of each share of Pinstripes Holdings Class A Common Stock.
Preferred stock of Pinstripes Holdings
Our Charter provides, that shares of preferred stock may be issued from time to time in one or more series. The Pinstripes Holdings Board is authorized to fix the voting rights, if any, designations, powers and preferences, and the relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of preferred stock. The Pinstripes Holdings Board may, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of Pinstripes Holdings Common Stock and could have anti-takeover effects. The ability of the Pinstripes Holdings Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of existing management. Pinstripes Holdings had no preferred stock outstanding as of April 1, 2024.
Warrants
As of the date of this prospectus, there was 27,104,000 warrants to purchase shares of Pinstripes Holdings Class A Common Stock, consisting of 12,075,000 Public Warrants, 11,910,000 Private Placement Warrants, 2,912,500 Oaktree Tranche 1 Warrants, 524,250 Oaktree Tranche 2 Warrants and 29,292 Silverview Tranche 3 Warrants.
Public Warrants
Each whole Public Warrant entitles the registered holder to purchase one share of Pinstripes Holdings Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination. Pursuant to the Warrant Agreement dated January 19, 2022, by and between Banyan and Continental Stock Transfer & Trust Company, as warrant agent, a warrant holder may exercise its warrants only for a whole number of shares of Pinstripes Holdings Class A Common Stock. This means that only a whole Public Warrant may be exercised at any given time by a warrant holder. For example, if a warrant holder holds one-half of one warrant, such warrant will not be exercisable. The warrants will expire five years after the Closing, at 5:00 p.m., New York time, or earlier upon redemption or liquidation.
Pinstripes Holdings is not be obligated to deliver any shares of Pinstripes Holdings Class A Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Pinstripes Holdings Class A Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to Pinstripes Holdings satisfying Pinstripes Holdings’ obligations described below with respect to registration. No warrant is exercisable and Pinstripes Holdings is not obligated to issue shares of Pinstripes Holdings Class A Common Stock upon exercise of a warrant unless Pinstripes Holdings Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event is Pinstripes Holdings required to cashless settle any warrant, or issue securities or other compensation in exchange for the warrants, in the event that Pinstripes Holdings is unable to register or qualify the shares underlying the warrants under applicable state securities laws and no exemption is available.

Pinstripes Holdings agreed that it would use commercially reasonable efforts to file with the SEC the registration statement, of which this prospectus forms a part, covering the issuance, under the Securities Act, of the shares of Pinstripes Holdings Class A Common Stock issuable upon exercise of the warrants. Pinstripes Holdings has agreed to use commercially reasonable efforts to cause the registration statement to become effective within 60 business days after the closing of a Business Combination and to maintain the effectiveness of the registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the Warrant Agreement. Notwithstanding the above, if the Pinstripes Holdings Class A Common Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, Pinstripes Holdings may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption and, in the event Pinstripes Holdings so elects, Pinstripes Holdings will not be required to file or maintain in effect a registration statement, but will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent exemptions are not available.
Redemption of warrants when the price per share of Pinstripes Holdings Class A Common Stock equals or exceeds $18.00.
Once the warrants become exercisable, Pinstripes Holdings may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):
•in whole and not in part;
•at a price of $0.01 per warrant;
•upon not less than 30 days’ prior written notice of redemption to each warrant holder;
•if, and only if, the last reported sale price of Pinstripes Holdings Class A Common Stock for any 20-trading days within a 30-trading day period ending on the third trading day prior to the date on which Pinstripes Holdings sends the notice of redemption to the warrant holders (referred to as the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant).
Pinstripes Holdings will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Pinstripes Holdings Class A Common Stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Pinstripes Holdings Class A Common Stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by Pinstripes Holdings, Pinstripes Holdings may exercise its redemption right even if Pinstripes Holdings is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Pinstripes Holdings has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and Pinstripes Holdings issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise their warrants prior to the scheduled redemption date. However, the price of the Pinstripes Holdings Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
Redemption of warrants when the price per share of Pinstripes Holdings Class A Common Stock equals or exceeds $10.00.
Once the warrants become exercisable, Pinstripes Holdings may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):
•in whole and not in part;

•at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of Pinstripes Holdings Class A Common Stock (as defined below) except as otherwise described below;
•if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant); and
•if the Reference Value is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.
During the period beginning on the date the notice of redemption is given, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of shares of Pinstripes Holdings Class A Common Stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by Pinstripes Holdings pursuant to this redemption feature, based on the “fair market value” of Pinstripes Holdings Class A Common Stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of Pinstripes Holdings Class A Common Stock during the ten trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. Pinstripes Holdings will provide its warrant holders with the final fair market value no later than one business day after the ten-trading day period described above ends.
The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant. If the exercise price of a warrant is adjusted, (a) in the case of an adjustment, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value (defined below) and the Newly Issued Price (defined below) and the denominator of which is $10.00 and (b) in the case of an adjustment, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

	Fair Market Value of Pinstripes Holdings Class A Common Stock
Redemption Date (period to expiration of warrants)	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Pinstripes Holdings Class A Common Stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365- or 366-day year, as applicable. For example, if the volume weighted average price of Pinstripes Holdings Class A Common Stock during the ten trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of Pinstripes Holdings Class A Common Stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of Pinstripes Holdings Class A Common Stock during the ten trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of Pinstripes Holdings Class A Common Stock for each whole warrant. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Pinstripes Holdings Class A Common Stock per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by Pinstripes Holdings pursuant to this redemption feature, since they will not be exercisable for any shares of Pinstripes Holdings Class A Common Stock.

This redemption feature differs from the typical warrant redemption features used in some other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the Private Placement Warrants) when the trading price for the Class A common stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the shares of Pinstripes Holdings Class A Common Stock are trading at or above $10.00 per share, which may be at a time when the trading price of Pinstripes Holdings Class A Common Stock is below the exercise price of the warrants. Pinstripes Holdings has established this redemption feature to provide Pinstripes Holdings with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of warrants when the price per share of Pinstripes Holdings Class A Common Stock equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of January 19, 2022. This redemption right provides Pinstripes Holdings with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to Pinstripes Holdings’ capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. Pinstripes Holdings will be required to pay the applicable redemption price to warrant holders if Pinstripes Holdings chooses to exercise this redemption right and it will allow Pinstripes Holdings to quickly proceed with a redemption of the warrants if Pinstripes Holdings determines it is in its best interest to do so. As such, Pinstripes Holdings would redeem the warrants in this manner when Pinstripes Holdings believes it is in its best interest to update Pinstripes Holdings’ capital structure to remove the warrants and pay the redemption price to the warrant holders.
As stated above, Pinstripes Holdings can redeem the warrants when the shares of Pinstripes Holdings Class A Common Stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to Pinstripes Holdings’ capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If Pinstripes Holdings chooses to redeem the warrants when the shares of Pinstripes Holdings Class A Common Stock are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of Pinstripes Holdings Class A Common Stock than they would have received if they had chosen to exercise their warrants for shares of Pinstripes Holdings Class A Common Stock if and when such shares of Pinstripes Holdings Class A Common Stock were trading at a price higher than the exercise price of $11.50.
No fractional shares of Pinstripes Holdings Class A Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, Pinstripes Holdings will round down to the nearest whole number of the number of shares of Pinstripes Holdings Class A Common Stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the shares of Pinstripes Holdings Class A Common Stock pursuant to the warrant agreement (for instance, if Pinstripes Holdings is not the surviving company in a Business Combination), the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the shares of Pinstripes Holdings Class A Common Stock, the Company (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.
Redemption procedures
A holder of a warrant may notify Pinstripes Holdings in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Pinstripes Holdings Class A Common Stock issued and outstanding immediately after giving effect to such exercise.
Anti-dilution adjustments
If the number of issued and outstanding shares of Pinstripes Holdings Common Stock is increased by a stock dividend payable in shares of Pinstripes Holdings Common Stock, or by a split-up of shares of Pinstripes Holdings Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Pinstripes Holdings Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the issued and outstanding shares of Pinstripes Holdings Common Stock. A rights offering made to all or substantially all holders of Pinstripes Holdings Common Stock entitling holders to purchase shares of Pinstripes Holdings Common Stock at a price less than the “historical fair market value” (as defined below) will be deemed a stock dividend of a number of shares Pinstripes Holdings Common Stock equal to the product of (1) the number of shares of Pinstripes Holdings Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Pinstripes Holdings Common Stock) and (2) one minus the quotient of (x) the price per share of Pinstripes Holdings Common Stock paid in such rights offering and (y) the historical fair market value. For these purposes, (1) if the rights offering is for securities convertible into or exercisable for shares of Pinstripes Holdings Common Stock, in determining the price payable for Pinstripes Holdings Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) “historical fair market value” means the volume weighted average price of Pinstripes Holdings Common Stock during the ten-trading day period ending on the trading day prior to the first date on which the shares of Pinstripes Holdings Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if Pinstripes Holdings, at any time while the warrants are outstanding and unexpired, pays to all or substantially all of the holders of Pinstripes Holdings Common Stock a dividend or make a distribution in cash, securities or other assets to the holders of Pinstripes Holdings Common Stock on account of such shares of Pinstripes Holdings Common Stock (or other securities into which the warrants are convertible), other than (a) as described above, or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Pinstripes Holdings Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each shares of Pinstripes Holdings Common Stock in respect of such event.
If the number of issued and outstanding shares of Pinstripes Holdings Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Pinstripes Holdings Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Pinstripes Holdings Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in issued and outstanding shares of Pinstripes Holdings Common Stock.
Whenever the number of shares of Pinstripes Holdings Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Pinstripes Holdings Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of Pinstripes Holdings Common Stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the issued and outstanding shares of Pinstripes Holdings Common Stock (other than those described above or that solely affects the par value of such shares of Pinstripes Holdings Common Stock), or in the case of any merger or consolidation of Pinstripes Holdings with or into another corporation (other than a merger or consolidation in which Pinstripes Holdings is the continuing corporation and that does not result in any reclassification or reorganization of Pinstripes Holdings’ issued and outstanding shares of Pinstripes Holdings Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Pinstripes Holdings as an entirety or substantially as an entirety in connection with which Pinstripes Holdings is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Pinstripes Holdings Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares, stock or other equity securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such merger or consolidation, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such merger or consolidation that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by stockholders of the company as provided for in the company’s amended and restated certificate of incorporation or as a result of the redemption of shares of Pinstripes Holdings Common Stock by the company if a proposed Business Combination is presented to the stockholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding shares of Common Stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of Pinstripes Holdings Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of Pinstripes Holdings Common Stock in such a transaction is payable in the form of Pinstripes Holdings Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant.
The warrants are issued in registered form under the Warrant Agreement. The Warrant Agreement provides that (a) the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in the IPO prospectus, or defective provision or (ii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants and (b) all other modifications or amendments require the vote or written consent of at least 65% of the then outstanding Public Warrants and, solely with respect to any amendment to the terms of the Private Placement Warrants or any provision of the Warrant Agreement with respect to the Private Placement Warrants, at least 65% of the then outstanding Private Placement Warrants.
The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of Pinstripes Holdings Common Stock. After the issuance of shares of Pinstripes Holdings Class A Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
No fractional warrants will be issued upon separation of the units and only whole warrants will trade.
Private Placement Warrants
The Private Placement Warrants are identical to the Public Warrants sold as part of the units in the IPO, except that, so long as they are held by the Sponsor, the IPO Underwriters or their permitted transferees: (i) they will not be redeemable by us , except under certain circumstances when the price per share of the Pinstripes Holdings Class A Common Stock equals or exceeds $10.00; (ii) they (including the shares of Pinstripes Holdings Class A Common Stock issuable upon exercise of the Private Placement Warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of the Business Combination;

(iii) they may be exercised by the holders on a cashless basis; and (iv) they (including the shares of Pinstripes Holdings Class A Common Stock issuable upon exercise of the Private Placement Warrants) are entitled to certain resale registration rights. If the Private Placement Warrants are held by holders other than the Sponsor, the IPO Underwriters or their permitted transferees, the Private Placement Warrants will be redeemable by Pinstripes Holdings in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants included in the units sold in the IPO. In addition, for as long as the Private Placement Warrants sold to the IPO Underwriters are held by the IPO Underwriters or their designees or affiliates, they will be subject to the lock-up and registration rights limitations imposed by FINRA Rule 5110 and may not be exercised after five years from the commencement of sales in the IPO.
Except as described above, if holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Pinstripes Holdings Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Pinstripes Holdings Class A Common Stock underlying the warrants, multiplied by the excess of the “historical fair market value” (defined below) less the exercise price of the warrants by (y) the historical fair market value. For these purposes, the “historical fair market value” shall mean the average last reported sale price of the Pinstripes Holdings Class A Common Stock for the ten trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that Pinstripes Holdings has agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor, the IPO Underwriters and their permitted transferees is because it was not known whether they will be affiliated with Pinstripes Holdings following a business combination. If they remain affiliated with Pinstripes Holdings, their ability to sell Pinstripes Holdings’ securities in the open market will be significantly limited. Pinstripes Holdings expects to have policies in place that restrict insiders from selling Pinstripes Holdings’ securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell Pinstripes Holdings’ securities, an insider cannot trade in Pinstripes Holdings’ securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of Pinstripes Holdings Class A Common Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, Pinstripes Holdings believes that allowing the holders to exercise such warrants on a cashless basis is appropriate.
Dividends
Pinstripes Holdings has not paid any cash dividends on Pinstripes Holdings Common Stock to date. The payment of cash dividends in the future will be dependent upon Pinstripes Holdings’ revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of the Pinstripes Holdings Board. In addition, the Pinstripes Holdings Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, Pinstripes Holdings’ ability to declare dividends may be limited by restrictive covenants Pinstripes Holdings may agree to in connection with any indebtedness incurred.
Exclusive forum for certain lawsuits
Our Charter requires, unless Pinstripes Holdings consents in writing to an alternative forum, that the Delaware Court of Chancery be the sole and exclusive forum for: (1) derivative actions or proceedings brought on behalf of Pinstripes Holdings; (2) actions asserting a claim of fiduciary duty owed by any of Pinstripes Holdings’ directors, officers or employees to Pinstripes Holdings or Pinstripes Holdings’ stockholders; (3) civil actions to interpret, apply, enforce or determine the validity of Pinstripes Holdings’ Charter or Bylaws; or (4) actions asserting a claim governed by the internal affairs doctrine. Under our Charter, if the Delaware Court of Chancery lacks jurisdiction over any of the foregoing actions or proceedings, then the sole and exclusive forum for such actions or proceedings will be another state or federal court located in the State of Delaware, as long as such court has jurisdiction over the parties. Because these Delaware forum provisions require Pinstripes Holdings’ stockholders to bring certain types of actions and proceedings relating to Delaware law in the Delaware Court of Chancery or another state or federal court located in the State of Delaware, they may prevent Pinstripes Holdings’ stockholders from bringing such actions or proceedings in another court that a stockholder may view as more convenient, cost-effective or advantageous to the stockholder or the claims made in such action or proceeding, or may discourage them from bringing such actions or proceedings.
In addition, pursuant to our Charter, the U.S. federal district courts are, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any action asserting a claim arising under the Securities Act. This forum provision prevents Pinstripes Holdings’ stockholders from bringing claims arising under the Securities Act in state court, which court Pinstripes Holdings’ stockholders may view as more convenient, cost effective or advantageous to the claims made in such action and therefore may discourage such actions. While the Delaware Supreme Court has recently upheld provisions of the certificates of incorporation of other Delaware corporations that are similar to this forum provision and courts in California and New York have also upheld similar exclusive forum provisions, there is currently a circuit split as to whether exclusive forum provisions requiring derivative litigation to be filed in the Delaware Court of Chancery could foreclose a derivative suit alleging a violation of the Exchange Act.
Neither the Delaware nor the Securities Act forum provisions are intended by Pinstripes Holdings to limit the forums available to Pinstripes Holdings’ stockholders for actions or proceedings asserting claims arising under the Exchange Act, which are already limited to the federal courts of the United States pursuant to the Exchange Act.
Limitations on liability and indemnification of officers and directors
Our Charter provides, to the fullest extent that the DGCL or any other law of the State of Delaware (as any such law exists on the date hereof or as it may hereafter be amended) permit the limitation or elimination of the liability of directors or officers, no director or officer of Pinstripes Holdings shall be liable to Pinstripes Holdings or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer. To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, Pinstripes Holdings shall indemnify, defend and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of Pinstripes Holdings or, while a director or officer of Pinstripes Holdings, is or was serving at the request of Pinstripes Holdings as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding.
Under our Charter, Pinstripes Holdings is, to the fullest extent not prohibited by applicable law, to pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified.
Director and officer indemnification agreements
Pinstripes Holdings has entered into indemnification agreements with each of its directors and executive officers. These agreements require Pinstripes Holdings to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to Pinstripes Holdings, and to advance expenses incurred as a result of any proceeding as to which they could be indemnified. Pinstripes Holdings also entered into indemnification agreements with its future directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be extended to directors, officers or persons controlling Pinstripes Holdings pursuant to the foregoing, Pinstripes Holdings will be informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by

Pinstripes Holdings of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered on a registration statement filed with the SEC by Pinstripes Holdings, Pinstripes Holdings will, unless in the opinion of Pinstripes Holdings’ counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and Pinstripes Holdings will be governed by the final adjudication of such issue.
Quotation of Securities
Pinstripes Holdings Class A Common Stock is listed on the NYSE under the symbol “PNST” respectively. See “Risk Factors” beginning on page 12 of this prospectus, and in our periodic filings with the SEC and other filings that have been made or will be made with the SEC by the Company, as applicable, and the other information included in this prospectus for a discussion of factors you should consider before investing in our securities.
Transfer Agent and Warrant Agent
The transfer agent for Pinstripes Holdings Common Stock and warrant agent for the Warrants is Continental Stock Transfer & Trust Company. Pinstripes Holdings has agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.
Certain Anti-Takeover Provisions of our Charter and our Bylaws
Classified board of directors
Our Charter provides that the Pinstripes Holdings Board is classified into three classes of directors, as nearly equal in number as possible and designated Class I, Class II and Class III, each of which is generally elected for a three-year term with only one class of directors being elected in each year. As a result, in most circumstances, a person can gain control of the Pinstripes Holdings Board only by successfully engaging in a proxy contest at two or more annual meetings.
Under our Charter, subject to the Director Designation Agreement with respect to the rights of certain parties to fill vacancies on the board of directors (but only to the extent the Director Designation Agreement remains in effect), newly created directorships resulting from an increase in the number of directors and any vacancies on the board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. In addition, under the Director Designation Agreement, Mr. Dale Schwartz has the ability to request the removal of each of his board designees and take any and all actions reasonably necessary or appropriate to cause the removal of his board designee from the Pinstripes Holdings Board. Pursuant a letter agreement between Mr. Schwartz and each of his board designees, each designee has agreed to tender his or her resignation upon such request from Mr. Schwartz.
Authorized but unissued capital stock
Authorized but unissued Pinstripes Holdings Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Pinstripes Holdings Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Special meeting of stockholders
Our Bylaws provide that special meetings of Pinstripes Holdings’ stockholders may be called only by a majority vote of the Pinstripes Holdings Board, by Pinstripes Holdings’ Chief Executive Officer or by the Chairperson of the Pinstripes Holdings Board.
Action by written consent
Under our Bylaws, unless otherwise required by law, and subject to the rights of the holders of one or more series of Pinstripes Holdings’ preferred stock then outstanding, as may be set forth in the certificate of designations for such series of preferred stock, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of Pinstripes Holdings’ stockholders at such meeting duly noticed and called in accordance with our Bylaws and may not be taken by written consent of stockholders without a meeting.
Advance notice requirements for stockholder proposals and director nominations
Our Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice of their intent in writing. To be considered timely under our Bylaws, a stockholder’s notice will need to be received by the company secretary at the principal executive offices not later than the close of business on the 120th day nor earlier than the open of business on the 150th day prior to the first anniversary of the preceding year’s annual meeting. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in Pinstripes Holdings’ annual proxy statement must comply with the notice periods contained therein. Our Bylaws specify certain requirements as to the form and content of a stockholders’ notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.
Director Designation Agreement
Mr. Dale Schwartz, the President and Chief Executive Officer of Pinstripes, entered into the Director Designation Agreement, pursuant to which, among other things (but only to the extent the Director Designation Agreement remains in effect), Mr. Schwartz has the right to designate: (i) four directors for election to the board of the Pinstripes Holdings so long as he or any trusts or family partnerships he controls (collectively, the “Schwartz Group”) beneficially own a number of shares (provided that no member of the Schwartz Group will be deemed to beneficially own any unvested Vesting Shares or unvested EBITDA Earnout Shares) equal to at least 70% of the number of Key Individual Shares, (ii) three directors for election to the board of Pinstripes Holdings so long as the members of the Schwartz Group beneficially own a number of shares equal to at least 50% (but less than 70%) of the number of Key Individual Shares, (iii) two directors for election to the board of Pinstripes Holdings so long as the members of the Schwartz Group beneficially own a number of shares equal to at least 25% (but less than 50%) of the number of Key Individual Shares and (iv) one director for election to the board of Pinstripes Holdings so long as the members of the Schwartz Group beneficially own a number of shares equal to at least 10% (but less than 25%) of the number of Key Individual Shares. Pursuant to the Director Designation Agreement, Mr. Schwartz also has the right to designate a majority of the members of each committee of the board of Pinstripes Holdings for so long as Mr. Schwartz has the ability to designate at least four individuals for nomination to the board. At all other times that Mr. Schwartz has the ability to designate at least one individual for nomination to the board of Pinstripes Holdings, Mr. Schwartz will have the ability to designate at least one-third, but in no event fewer than one, of the members of each committee. In addition, Mr. Schwartz has the ability to request the removal of each of his board designees and take any and all actions reasonably necessary or appropriate to cause the removal of his board designee from Pinstripes Holdings Board. Pursuant to a letter agreement between Mr. Schwartz and each of his board designees, each designee has agreed to tender his or her resignation upon such request from Mr. Schwartz. Pursuant to the Director Designation Agreement, Pinstripes Holdings will not increase or decrease the size of the Pinstripes Holdings Board or take certain other actions that might reasonably be deemed to adversely affect any of Mr. Schwartz’ rights thereunder without the consent of Mr. Schwartz, so long as Mr. Schwartz has the ability to designate at least one individual for nomination to the board of Pinstripes Holdings. Each of Mr. Schwartz’s designees (other than himself) must qualify as independent directors under the rules of the New York Stock

Exchange (or, if not the New York Stock Exchange, the principal U.S. national securities exchange upon which the Pinstripes Holdings Class A Common Stock is then listed).

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information known to the Company regarding beneficial ownership of shares of Common Stock as of February 17, 2025 by:
•each person known by the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities;
•each of the Company’s executive officers and directors; and
•all of the Company’s executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including stock options, warrants and certain other derivative securities that are currently exercisable or will become exercisable within 60 days. Shares subject to stock options and warrants that are currently exercisable or exercisable within 60 days of the Closing Date are considered outstanding and beneficially owned by the person holding such warrants for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated and subject to community property laws and similar laws, the Company believes that all parties named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

	Pinstripes Holdings Class A Common Stock		Pinstripes Holdings Series B-1 Common Stock		Pinstripes Holdings Series B-2 Common Stock		Pinstripes Holdings Series B-3 Common Stock
Name of Beneficial Owners	Number of Shares	Ownership Percentage	Number of Shares	Ownership Percentage	Number of Shares	Ownership Percentage	Number of Shares	Ownership Percentage	Percentage of Total Voting Power
BPR Cumulus (1)	2,759,932	6.7%	206,276	6.0%	206,276	6.0%	330,042	8.3%	6.7%
Highbridge Capital Management, LLC (2)	3,438,686	8.3%	—	—%	—	—%	—	—%	6.6%
NONSUCH LLC (3)	2,399,941	5.8%	179,371	5.3%	179,371	5.3%	286,993	7.2%	5.9%
Oaktree Value Equity Fund, L.P. (4)	1,296,000	3.1%	—	—%	—	—%	—	—%	2.5%
Keith Jaffee (5)	4,295,443	10%	—	—%	—	—%	—	—%	8.3%
Dale Schwartz	9,671,762	23.5%	722,864	21.2%	722,864	21.2%	1,156,583	28.9%	23.6%
Jack Greenberg (6)	434,828	1.1%	23,438	*	23,438	*	37,500	*	1.0%
Daniel P. Goldberg (7)	989,209	2.4%	64,872	1.9%	64,872	1.9%	103,796	2.6%	2.3%
Jerry Hyman (8)	4,631,453	11.2%	223,878	6.6%	223,878	6.6%	—	—	9.8%
Larry Kadis (9)	841,213	2.0%	53,811	1.6%	53,811	1.6%	86,098	2.2%	2.0%
George Koutsogiorgas (10)	217,228	*	7,175	*	7,175	*	11,480	*	*
Diane Aigotti)	28,801	*	—	—	—	—	—	—	—
Anthony Querciagrossa (11)	169,324	*	—	—	—	—	—	—	*
All directors and executive officers as a group (8 individuals) (12)	16,983,818	41.2%	1,096,038	32.1%	1,096,038	32.1%	1,395,457	34.9%	39.5%
_________________
*Less than 1%
(1)Held by (i) BPR Cumulus LLC, a Delaware limited liability company (“BPR Cumulus”), in its capacity as direct owner of the Pinstripes Holdings Class A Common Stock and Pinstripes Holdings Class B Common Stock, (ii) BPR OP, LP, a Delaware limited partnership (“BPR OP”), in its capacity as managing member of BPR Cumulus, (iii) BPR Real Estate Holding II LLCC, a Delaware limited liability company (“BPR Real Estate II”), in its capacity as general partner of BPR OP, (iv) BPR Real Estate Holding I LLCC, a Delaware limited liability company (“BPR Real Estate I”), in its capacity as shareholder of BPR Real Estate II, (v) Brookfield Properties Retail Holdings LLC, a Delaware limited liability company (“Retail Holding”), in its capacity as shareholder of BPR Real Estate I, (vi) BPR Fin I Subco Inc., a Delaware corporation (“BPR Fin I”), in its capacity as a shareholder of Retail Holding, (vii) BPR Fin II Inc., a Delaware corporation (“BPR Fin II”), in its capacity as a shareholder of Retail Holding and BPR Fin I, (viii) BPR Holding REIT I LLC, a Delaware limited liability company (“BPR Holding REIT”), in its capacity as shareholder of BPR Fin II, (ix) Brookfield Property L.P., a Bermuda limited partnership (“BPY OP”), in its capacity as shareholder of BPR Holding REIT, (x) Brookfield Property Partners L.P., a Bermuda limited partnership (“BPY”), in its capacity as managing general partner of BPY OP, (xi) Brookfield Property Partners Limited, a Bermuda corporation (“BPY

GP”), in its capacity as general partner of BPY, (xii) Brookfield Corporation, an Ontario corporation (“BN”), in its capacity as indirect sole shareholder of BPY GP, and (xiii) BAM Partners Trust, a trust established under the laws of Ontario (“BN Partnership”), in its capacity as the sole owner of Class B Limited Voting Shares of BN. The address for BPR Cumulus, BPR OP, BPR Real Estate II, BPR Real Estate I and Retail Holding is 350 N Orleans St., Suite 300, Chicago, IL 60654. The address for BPR Fin I, BPR Fin II and BPR Holding REIT is Brookfield Place, 250 Vesey Street, 15th Floor, New York, NY 10281. The address for BPY OP, BPY and BPY GP is 73 Front Street, 5th Floor, Hamilton, HM12, Bermuda. The address for BN and BN Partnership is Brookfield Place, 181 Bay Street, Suite 300, Toronto, ON M5J 2T3. Based on a Schedule 13G filed with the SEC on January 8, 2024.
(2)According to a Schedule 13G, filed on October 25, 2024 by Highbridge Capital Management, LLC, a Delaware limited liability company (“Highbridge”). The business address of Highbridge is 277 Park Avenue, 23rd Floor, New York, New York 10172. Highbridge holds Public Warrants exercisable for 3,438,686 shares of Pinstripes Holdings Class A Common Stock. Such filing does not identify the natural person or persons who directly or indirectly exercise sole or shared voting and/or dispositive power with respect to the Pinstripes Holdings Class A Common Stock beneficially owned by Highbridge.
(3)The subject securities are directly held by Nonsuch LLC, with a business address of 225 Liberty Street, 31st Floor, New York, NY 10281. Nonsuch LLC is member-managed by its sole member, HBC US Holdings LLC. HBC US Holdings LLC is managed by a board of directors, which consists of more than three (3) individuals, and has the investment and voting power with respect to the subject securities. Based on a Schedule 13G filed with the SEC on January 8, 2024.
(4)According to a Schedule 13G, filed on September 11, 2024 by Oaktree Capital Holdings, LLC (“OCH”), whose business address is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071. Oaktree Value Equity Fund, L.P. (“Oaktree VEF”) directly holds 3,087,250 warrants to acquire Pinstripes Holdings Class A Common Stock (the “Oaktree Warrants”). OCH is the indirect manager of Oaktree VEF,Oaktree Capital Group Holdings GP, LLC (“OCGH” and, together with OCH and Oaktree VEF, the “Oaktree Parties”) is the manager of OCH and Brookfield Asset Management ULC is the indirect owner of class A units of OCH; in such capacities, each of OCH, OCGH and Brookfield Asset Management ULC (collectively,the “Reporting Persons”) may be deemed to beneficially own the reported securities. Each Oaktree Warrant is exercisable for one shares of Pinstripes Holdings Class A Common Stock, subject to a 4.8% exercise limitation set forth in the Oaktree Loan Agreement, as increased to 9.8% pursuant to the notice to the Company, dated September 4, 2024, from Oaktree Capital Management, LP, acting on behalf of the Reporting Persons. In this regard, effective November 4, 2024, the Oaktree Warrants can be exercised only to the extent that, after giving effect to such exercise, the aggregate amount of shares of Pinstripes Holdings Class A Common Stock beneficially owned by the Reporting Persons and their affiliates does not exceed 9.8% of the outstanding shares of Pinstripes Holdings Class A Common Stock (the “Blocker”). On January 8, 2024, Brookfield Property Partners L.P. filed a Schedule 13G with the SEC (the “Brookfield 13G”) and reported ownership of 2,759,932 Class A Shares. As Brookfield Property Partners L.P. may be deemed an affiliate of the Reporting Persons, the number of shares of Pinstripes Holdings Class A Common Stock that can be acquired upon exercise of the Oaktree Warrants, as subject to the Blocker, is 1,296,000, which, when aggregated with the shares of Pinstripes Holdings Class A Common Stock reported on the Brookfield 13G, would represent beneficial ownership of 9.8% of the outstanding shares of Pinstripes Holdings Class A Common Stock. Such filing does not identify the natural person or persons who directly or indirectly exercise sole or shared voting and/or dispositive power with respect to the Pinstripes Holdings Class A Common Stock beneficially owned by the Oaktree Parties.
(5)Represents 994,908 shares of Pinstripes Holdings Class A Common Stock and 3,300,535 shares of Pinstripes Holdings Class A Common Stock issuable in respect of Public Warrants. Mr. Jaffee’s business address is 378 Park Avenue, Suite 3B Glencoe, Illinois 6002.
(6)Includes 92,430 shares of Pinstripes Holdings Class A Common Stock subject to vested options.
(7)Includes 92,430 shares of Pinstripes Holdings Class A Common Stock subject to vested options.
(8)Represents 716,820 shares of Pinstripes Holdings Class A Common Stock, 3,885,832 shares of Pinstripes Holdings Class A Common Stock issuable in respect of Public Warrants.
(9)Includes 92,430 shares of Pinstripes Holdings Class A Common Stock subject to vested options.
(10)Includes 92,430 shares of Pinstripes Holdings Class A Common Stock subject to vested options.
(11)Includes 41,595 shares of Pinstripes Holdings Class A Common Stock subject to vested options and 13,865 shares of Pinstripes Holdings Class A Common Stock subject to options vesting within the next 60 days.
(12)Unless otherwise noted, the business address of each of the directors and officers of the Company is 1150 Willow Road, Northbrook, Illinois, 60062.

SELLING SECURITYHOLDERS
This prospectus also relates to the offer and sale from time to time by the Selling Securityholders of (i) 11,910,000 Private Placement Warrants and (ii) up to an aggregate of 37,158,683 shares of Pinstripes Holdings Class A Common Stock, which consist of (a) up to 20,962,824 outstanding shares of Pinstripes Holdings Class A Common Stock, (b) up to 4,969,777 shares of Pinstripes Holdings Class A Common Stock issuable upon conversion of Pinstripes Holdings Class B Common Stock, (c) up to 647,011 shares of Pinstripes Holdings Class A Common Stock issuable upon exercise of the Pinstripes Holdings Options, (d) up to 172,806 shares of Pinstripes Holdings Class A Common Stock issuable upon the vesting of the RSUs, (e) up to 2,912,500 shares of Pinstripes Holdings Class A Common Stock issuable upon exercise of the Oaktree Tranche 1 Warrants, (f) up to 11,910,000 shares of Pinstripes Holdings Class A Common Stock issuable upon exercise of Private Placement Warrants, (g) up to 524,250 shares of Pinstripes Holdings Class A Common Stock issuable upon exercise of the Oaktree Tranche 2 Warrants and (h) up to 29,292 shares of Pinstripes Holdings Class A Common Stock issuable upon exercise of the Silverview Tranche 3 Warrants.
The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of Pinstripes Holdings Class A Common Stock and Private Placement Warrants set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Pinstripes Holdings Class A Common Stock and Private Placement Warrants after the date of this prospectus. The following table sets forth certain information as of the date of this prospectus provided by or on behalf of the Selling Securityholders regarding the beneficial ownership of the Selling Securityholders of Pinstripes Holdings Class A Common Stock and Private Placement Warrants and the shares of Pinstripes Holdings Class A Common Stock and Private Placement Warrants being offered by the Selling Securityholders, assuming that each Selling Securityholders will sell all of their Pinstripes Holdings Class A Common Stock and Private Placement Warrants and will make no other purchases or sales of Pinstripes Holdings Class A Common Stock and Private Placement Warrants.
We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of Pinstripes Holdings Class A Common Stock or Private Placement Warrants. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Pinstripes Holdings Class A Common Stock and Private Placement Warrants in transactions exempt from the registration requirements of the Securities Act.
Selling Securityholders - Class A Common Stock and Private Placement Warrants

	Number of Securities Owned Prior to Offering		Number of Securities Being Offered		Securities Owned After the Offering Assuming the Offered Securities are Sold
Name of Selling Securityholder	Shares of Class A Common Stock	Private Placement Warrants	Shares of Class A Common Stock	Private Placement Warrants	Number of Shares of Class A Common Stock	Percent of Outstanding Shares of Class A Common Stock	Number of Private Placement Warrants	Percent of Outstanding Private Placement Warrants
Banyan Acquisition Sponsor LLC(1)	4,388,969	10,860,000	4,388,969	10,860,000	—	*	—	*
BTIG LLC(2)	—	997,500	—	997,500	—	*	—	*
I-Bankers Securities Inc.(3)	—	52,500	—	52,500	—	*	—	*
Roth Capital Partners, LLC(4)	50,000	—	50,000	—	—	*	—	*
Oaktree Capital Management, L.P.(5)	3,436,750	—	3,436,750	—	—	*	—	*
Silverview Special Situations Lending Corporate Warrants LP(6)(7)	330,725	—	330,725	—	—	*	—	*
Silverview Special Situations Lending Corporate Warrants II LP(6)(7)	193,542	—	193,542	—	—	*	—	*
Spearhead Insurance Solutions IDF, LLC - Series SCL(6)(8)	17,652	—	17,652	—	—	*	—	*
Keith W. Jaffee S. Trust (9)	125,000	—	23,290	—	101,710	*	—	*

	Number of Securities Owned Prior to Offering		Number of Securities Being Offered		Securities Owned After the Offering Assuming the Offered Securities are Sold
Name of Selling Securityholder	Shares of Class A Common Stock	Private Placement Warrants	Shares of Class A Common Stock	Private Placement Warrants	Number of Shares of Class A Common Stock	Percent of Outstanding Shares of Class A Common Stock	Number of Private Placement Warrants	Percent of Outstanding Private Placement Warrants
Bruce Lubin(10)	22,970	—	22,970	—	—	*	—	*
Kimberley Annette Rimsza(11)	15,312	—	15,312	—	—	*	—	*
Otis Carter(12)	27,812	—	17,641	—	10,171	*	—	*
George Courtot(13)	3,063	—	3,063	—	—	*	—	*
Brett Briggs(14)	46,562	—	21,134	—	25,428	*	—	*
Matthew P Jaffee(15)	15,312	—	15,312	—	—	*	—	*
Matthew P. Jaffee Gift Trust dtd 6/30/20(16)	6,250	—	1,164	—	5,086	*	—	*
Jerry Hyman(17)	130,512	—	130,512	—		*	—	*
Dale Schwartz(18)	12,274,073	—	12,274,073	—	—	*	—	*
Dan Goldberg(19)	1,222,749	—	1,222,749	—	—	*	—	*
Jack Greenberg(20)	519,199	—	519,199	—	—	*	—	*
Larry Kadis(21)	1,034,933	—	1,034,933	—	—	*	—	*
George Koutsogiorgas(22)	243,058	—	243,058	—	—	*	—	*
Diane Aigotti(23)	28,801	—	28,801	—	—	*	—	*
Anthony Querciagrossa(24)	277,291	—	277,291	—	—	*	—	*
Polar Multi-Strategy Master Fund(25)	139,900	—	139,900	—	—	*	—	*
Highbridge Tactical Credit Master Fund, L.P.(26)	79,700	—	79,700	—	—	*	—	*
Highbridge Tactical Credit Institutional Fund, Ltd. (26)	20,300	—	20,300	—	—	*	—	*
TQ Master Fund LP(27)	70,642	—	70,642	—	—	*	—	*
Walleye Opportunities Master Fund Ltd(28)	63,698	—	63,698	—	—	*	—	*
Walleye Investments Fund LLC(28)	40,709	—	40,709	—	—	*	—	*
Sea Hawk Multi-Strategy Master Fund Ltd.(28)	9,993	—	9,993	—	—	*	—	*
Entities Affiliated with Sandia Investment Management LP (29)	31,509	—	31,509	—	—	*	—	*
Omega Capital Partners, LP(30)	68,824	—	68,824	—	—	*	—	*
RLH SPAC Fund LP(31)	14,625	—	14,625	—	—	*	—	*
Perga Capital Partners, LP(32)	18,750	—	18,750	—	—	*	—	*
Kepos Alpha Master Fund LP(33)	78,400	—	78,400	—	—	*	—	*
Kepos Special Opportunities Master Fund L.P.(33)	21,600	—	21,600	—	—	*	—	*
Fir Tree Value Master Fund LP(34)	1,279	—	1,279	—	—	*	—	*
Fir Tree Capital Opportunity Master Fund III, LP(34)	1,358	—	1,358	—	—	*	—	*
FT SOF XIII (SPAC) Holdings LLC(34)	23,483	—	23,483	—	—	*	—	*
BOSTON PATRIOT MERRIMACK St, LLC(35)	73,880	—	73,880	—	—	*	—	*
Radcliffe SPAC Master Fund, L.P.(36)	50,000	—	50,000	—	—	*	—	*
Sea Otter Trading LLC(37)	22,600	—	22,600	—	—	*	—	*
AQR Absolute Return Master Account, L.P. (38)	25,000	—	25,000	—	—	*	—	*
AQR SPAC Opportunities Offshore Fund, L.P (38)	15,000	—	15,000	—	—	*	—	*
AQR Diversified Arbitrage Fund, a series of AQR Funds (38)	25,000	—	25,000	—	—	*	—	*

	Number of Securities Owned Prior to Offering		Number of Securities Being Offered		Securities Owned After the Offering Assuming the Offered Securities are Sold
Name of Selling Securityholder	Shares of Class A Common Stock	Private Placement Warrants	Shares of Class A Common Stock	Private Placement Warrants	Number of Shares of Class A Common Stock	Percent of Outstanding Shares of Class A Common Stock	Number of Private Placement Warrants	Percent of Outstanding Private Placement Warrants
AQR Global Alternative Investment Offshore Fund, L.P. (38)	35,000	—	35,000	—	—	*	—	*
Morgan Creek – Exos SPAC+ Fund, LP(39)	87,500	—	87,500	—	—	*	—	*
997 Capital LLC(40)	6,250	—	1,164	—	5,086	*	—	*
Adam R Weiss Revocable Trust(41)	3,125	—	582	—	2,543	*	—	*
AKCV - MONROE LLC(42)	2,500	—	465	—	2,035	*	—	*
Andrew C & Esther E Platowski JTWROS(43)	3,125	—	582	—	2,543	*	—	*
Andrew R. Heyer(44)	116,227	—	23,289	—	92,938	*	—	*
B Cohn Family LLC(45)	8,881	—	1,281	—	7,600	*	—	*
Barry Cohn (46)	17,631	—	2,911	—	14,720	*	—	*
Bradley R Nardick Gift Trust(47)	12,500	—	2,329	—	10,171	*	—	*
Britni N. Jaffee Gift Trust dtd 6/30/20(48)	6,250	—	1,164	—	5,086	*	—	*
Bryan ORourke(49)	12,500	—	2,329	—	10,171	*	—	*
Cameron L. Jacobsen 2021 Family Trust(50)	12,500	—	2,329	—	10,171	*	—	*
Caryl Trotta Jaffee Revocable Trust(51)	25,000	—	4,658	—	20,342	*	—	*
Charles P. Barkley(52)	12,500	—	2,329	—	10,171	*	—	*
Cobb Trust UAD 2/10/95 as Amended 4/20/16(53)	150,000	—	27,946	—	122,054	*	—	*
Dan M Blaylock(54)	187,500	—	34,933	—	152,567	*	—	*
David & Susan Sherman Joint Investment Trust(55)	12,500	—	2,329	—	10,171	*	—	*
David B. McCulloch TTE UAD 9/12/08(56)	12,500	—	2,329	—	10,171	*	—	*
Debra Hanson(57)	12,500	—	2,329	—	10,171	*	—	*
Denise Forman(58)	1,250	—	233	—	1,017	*	—	*
EDC Discretionary Trust for Steven R Don(59)	12,500	—	2,329	—	10,171	*	—	*
Edward M Atkins Revocable Trust(60)	12,500	—	2,329	—	10,171	*	—	*
Eric L. Wasowicz 2008 Trust(61)	3,125	—	582	—	2,543	*	—	*
Food and Beverage, Corp.(62)	6,250	—	1,164	—	5,086	*	—	*
Ganjibhai Enterprises, LLC(63)	12,500	—	2,329	—	10,171	*	—	*
Gary Greenfield Trust under Anne Greenfield Trust, Gary Greenfield Trustee added 12/4/1992(64)	6,250	—	1,164	—	5,086	*	—	*
Gerald Heller Trust(65)	10,000	—	1,864	—	8,136	*	—	*
Gill Irrv. Gifting Trust dtd 2/06/2010(66)	50,000	—	9,316	—	40,684	*	—	*
Gill Real Estate Ventures, LLLP(67)	12,500	—	2,329	—	10,171	*	—	*
Gladys Greenberg Revocable Trust(68)	12,500	—	2,329	—	10,171	*	—	*
Green BFE LLC(69)	12,500	—	2,329	—	10,171	*	—	*
Gregg Schneider Family Trust(70)	72,217	—	8,328	—	63,889	*	—	*
Grey Investments LLC - PE(71)	15,000	—	2,794	—	12,206	*	—	*
Heyer Investment Management(72)	62,500	—	11,645	—	50,855	*	—	*

	Number of Securities Owned Prior to Offering		Number of Securities Being Offered		Securities Owned After the Offering Assuming the Offered Securities are Sold
Name of Selling Securityholder	Shares of Class A Common Stock	Private Placement Warrants	Shares of Class A Common Stock	Private Placement Warrants	Number of Shares of Class A Common Stock	Percent of Outstanding Shares of Class A Common Stock	Number of Private Placement Warrants	Percent of Outstanding Private Placement Warrants
Holstein Family Partnership(73)	12,500	—	2,329	—	10,171	*	—	*
Howard M. Katz Living Trust UAD 2/06/01(74)	12,500	—	2,329	—	10,171	*	—	*
Jacobson Consulting Group LLC 401(K) Profit Sharing Plan(75)	74,500	—	13,880	—	60,620	*	—	*
JAMANA INVESTMENTS, LLC(76)	12,500	—	2,329	—	10,171	*	—	*
James Dunn(77)	12,500	—	2,329	—	10,171	*	—	*
James Schneider Family Trust, James Schneider Trustee, ua dtd 3/4/1983(78)	12,500	—	2,329	—	10,171	*	—	*
Jason Teitelbaum(79)	3,125	—	582	—	2,543	*	—	*
Jay Hutchinson(80)	6,250	—	1,164	—	5,086	*	—	*
JEAL MMP, LLC(81)	6,250	—	1,164	—	5,086	*	—	*
Joseph Thibert(82)	25,000	—	4,658	—	20,342	*	—	*
Joesph R Christie Jr(83)	25,000	—	4,658	—	20,342	*	—	*
John E Huguenard Spouse and Descendants Trstu, Kelly P Huguenard Trustee u/a dtd 12/16/2020(84)	25,000	—	4,658	—	20,342	*	—	*
John G. Nackley(85)	12,500	—	2,329	—	10,171	*	—	*
Joseph Mark Suchecki(86)	40,625	—	7,569	—	33,056	*	—	*
Josh Katlin(87)	3,125	—	582	—	2,543	*	—	*
Keith J. Wenk Declaration of Trust dated April 12, 2013(88)	12,500	—	2,329	—	10,171	*	—	*
Kendall G. Jacobsen 2021 Family Trust(88)	12,500	—	2,329	—	10,171	*	—	*
Kendall G. Jacobsen 2021 Family Trust(89)	12,500	—	2,329	—	10,171	*	—	*
Koin Kapital LLC(90)	31,250	—	5,822	—	25,428	*	—	*
Laura L. Finkel Revocable Trust dated February 20, 2012, as amended(91)	6,250	—	1,164	—	5,086	*	—	*
Laura Leigh Jacobsen Living Trust dtd 1/13/2003(92)	18,250	—	3,401	—	14,849	*	—	*
Lawrence M. Cohen Trust dtd 10/24/01(93)	18,329	—	2,329	—	16,000	*	—	*
Lori Mottlowitz(94)	1,250	—	233	—	1,017	*	—	*
Lynsey P. Jaffee Gift Trust dtd 6/30/20(95)	6,250	—	1,164	—	5,086	*	—	*
Mah Jong LLC(96)	12,500	—	2,329	—	10,171	*	—	*
Marilyn Cohen Revocable Trust(97)	3,125	—	582	—	2,543	*	—	*
Mark Chudacoff(98)	2,329	—	2,329	—	—	*	—	*
Mark Schneider(99)	44,700	—	8,328	—	36,372	*	—	*
Max Bareiss(100)	3,125	—	582	—	2,543	*	—	*
Melinda Harwood(101)	43,750	—	8,151	—	35,599	*	—	*
Michael Birndorf(102)	31,250	—	5,822	—	25,428	*	—	*
Michael P. Goldman Revocable Trust(103)	25,000	—	4,658	—	20,342	*	—	*
Michael D. Siegel Trust(104)	12,500	—	2,329	—	10,171	*	—	*
Michelle Burrell(105)	3,125	—	582	—	2,543	*	—	*
Midland Trust Co. as Cust. FBO Carolyn Winick #1638324(106)	6,250	—	1,164	—	5,086	*	—	*

	Number of Securities Owned Prior to Offering		Number of Securities Being Offered		Securities Owned After the Offering Assuming the Offered Securities are Sold
Name of Selling Securityholder	Shares of Class A Common Stock	Private Placement Warrants	Shares of Class A Common Stock	Private Placement Warrants	Number of Shares of Class A Common Stock	Percent of Outstanding Shares of Class A Common Stock	Number of Private Placement Warrants	Percent of Outstanding Private Placement Warrants
Midland Trust Co. as Cust. FBO Hezi Levy #1712000(107)	6,250	—	1,164	—	5,086	*	—	*
Midland Trust Co. as Cust. FBO Janet Silver-Maguire #1730703(108)	3,125	—	582	—	2,543	*	—	*
Midland Trust Co. as Cust. FBO Michelle Silver #1730797(109)	3,125	—	582	—	2,543	*	—	*
Midland Trust Company As Custodian FBO Debra Yale # 1730336(110)	6,250	—	1,164	—	5,086	*	—	*
Midland Trust Company As Custodian FBO Robert Silver # 1730397(111)	6,250	—	1,164	—	5,086	*	—	*
Miller Mervis Investment Services LLLP(112)	25,000	—	4,658	—	20,342	*	—	*
Neal B Schneider Family Trust(113)	44,700	—	8,328	—	36,372	*	—	*
Next Harvest LLC(114)	31,250	—	5,822	—	25,428	*	—	*
Nicholas L Bellore(115)	12,500	—	2,329	—	10,171	*	—	*
Nikki B Nardick 1997 Gift Trust(116)	12,500	—	2,329	—	10,171	*	—	*
PLS Holdings LLC(117)	187,500	—	34,933	—	152,567	*	—	*
Robert A. Nardick Revocable Trust(118)	25,000	—	4,658	—	20,342	*	—	*
Robert D Jaffee Revocable Trust UAD 7/29/74(119)	12,500	—	2,329	—	10,171	*	—	*
Robert E. Feldgreber Revocable Trust, Dated October 27, 2009, as amended(120)	6,250	—	1,164	—	5,086	*	—	*
Rodeo Ventures LLC(121)	6,250	—	1,164	—	5,086	*	—	*
Samir Dhanani(122)	9,375	—	1,747	—	7,628	*	—	*
Schneider GC LLC(123)	44,700	—	8,328	—	36,372	*	—	*
Scott R. Dann Trust DTD 7/12/91(124)	3,493	—	3,493	—	—	*	—	*
SM Inv I LLC(125)	12,500	—	2,329	—	10,171	*	—	*
Steve L Spinner(126)	31,250	—	5,822	—	25,428	*	—	*
Steven M Winter Dynasty Trust(127)	12,500	—	11,645	—	855	*	—	*
STEVEN R. MAAHS REVOCABLE TRUST OF 2021(128)	62,500	—	11,645	—	50,855	*	—	*
STRG Acquisitions, LLC(129)	18,750	—	3,493	—	15,257	*	—	*
The Hilton Garner Revocable Trust 2020(130)	75,000	—	13,974	—	61,026	*	—	*
The Janna Trust(131)	12,500	—	2,329	—	10,171	*	—	*
The Jerome & Anastasia Angel Revocable Trust of 1985 As Amended(132)	75,000	—	13,974	—	61,026	*	—	*
Thomas D Schrack Jr(133)	12,500	—	2,329	—	10,171	*	—	*
Timothy Schrack(134)	6,250	—	1,164	—	5,086	*	—	*
Tom Szafranski(135)	12,500	—	2,329	—	10,171	*	—	*
VPP Technologies 401(k) PSP dtd 1/01/03(136)	12,500	—	2,329	—	10,171	*	—	*
Walker Family Trust(137)	6,250	—	1,164	—	5,086	*	—	*
William A Strenglis(138)	62,500	—	11,645	—	50,855	*	—	*
X-MEN LLC(139)	22,350	—	4,164	—	18,186	*	—	*
_______________
*less than 1%

(1)The shares include (i) 2,596,762 shares of Pinstripes Holdings Class A Common Stock, (ii) 896,104 shares of Pinstripes Holdings Class A Common Stock issued upon the automatic conversion of Pinstripes Holdings Series B-1 Common Stock, and (iii) 896,104 shares of Pinstripes Holdings Class A Common Stock issued upon the automatic conversion of Pinstripes Holdings Series B-2 Common Stock. The shares of Pinstripes Holdings Series B-1 Common Stock and Pinstripes Holdings Series B-2 Common Stock held by the Sponsor are each automatically convertible into Pinstripes Holdings Class A Common Stock upon the satisfaction of the vesting conditions described herein. See “Description of Securities—Pinstripes Holdings Class B Common Stock” Keith Jaffee, Otis Carter and George Courtot are the managers of the Sponsor, which acts by majority vote of such managers As such, no individual manager of the Sponsor exercises voting or dispositive control over, or will be deemed to have beneficial ownership of, any of the securities held by the Sponsor. Keith Jaffee, Otis Carter and George Courtot are affiliates of the Sponsor. In addition, Keith Jaffee served as a Chief Executive Officer and Director of Banyan until the completion of the Business Combination. Otis Carter served as a Director of Banyan until the completion of the Business Combination. George Courtot was Chief Financial Officer of Banyan prior to the Business Combination.
(2)Anton Leroy, in his capacity as Chief Executive Officer of BTIG, LLC may be deemed to have voting and investment control with respect to the shares held by BTIG, LLC, and therefore may be deemed to be the beneficial owner of such shares. Anton Leroy disclaims beneficial ownership of the securities held by BTIG, LLC except to the extent of his pecuniary interest therein.
(3)Shelley Leonard, in her capacity as the President of I-Bankers Securities, Inc., may be deemed to have voting and investment control with respect to the shares held by I-Bankers Securities, Inc. and therefore may be deemed to be the beneficial owner of such shares. Shelley Leonard disclaims beneficial ownership of the securities held by I-Bankers Securities, Inc, except to the extent of her pecuniary interest therein.
(4)The shares include 50,000 shares of Pinstripes Holdings Class A Common Stock issued to Roth Capital Partners, LLC in settlement of $0.5 million of transaction costs incurred by Pinstripes for financial advisor, legal and other professional services during the Business Combination. Roth Capital Partners, LLC is controlled by its Chief Executive Officer, Byron Roth and Chief Operations Officer / Chief Financial Officer, Gordon Roth. As a result, each of Byron Roth and Gordon Roth may be deemed to have voting and investment control with respect to the shares held by Roth Capital Partners, LLC and therefore may be deemed to be the beneficial owner of such shares, but each disclaims beneficial ownership of the securities held by Roth Capital Partners, LLC except to the extent of his pecuniary interest therein.
(5)See footnote (4) to the table in “Beneficial Ownership of Securities” regarding the Blocker. The shares of Pinstripes Holdings Class A Common Stock registered for sale hereby include (a) up to 2,912,500 shares of Pinstripes Holdings Class A Common Stock issuable upon the exercise of the Oaktree Tranche 1 Warrants at an exercise price of $0.01 per share, in connection with the closing of the Business Combination and the Oaktree Tranche 1 Loan, (b) up to 174,750 shares of shares of Pinstripes Holdings Class A Common Stock issuable upon exercise of the Oaktree Tranche 2 Warrant at an exercise price of $0.01 per share, pursuant to the Amended Oaktree Loan Agreement and (c) up to 349,500 shares of Pinstripes Holdings Class A Common Stock issuable upon exercise of the Oaktree Tranche 2 Warrant at an exercise price of $0.01 per share, pursuant to the Second Amended Oaktree Loan Agreement. Oaktree is the investment manager of certain funds and accounts within the Value Equities, Global Opportunities and Special Situations strategies. OCM Investments, LLC is a registered broker-dealer and an affiliate of Oaktree. Oaktree Capital Management L.P.’s asset management business is indirectly controlled by Oaktree Capital Holdings, LLC (formerly known as Atlas OCM Holdings LLC) (“OCH”). As of December 10, 2024, approximately 72.31% of Oaktree’s business is collectively owned by Brookfield Corporation and Brookfield Asset Management Ltd. (collectively, “Brookfield”) and the remaining approximately 27.69% is owned by senior executives and current and former employees of the Oaktree group, including certain related persons and trust/investment entities. Brookfield’s ownership interest in Oaktree’s business is held through Brookfield Oaktree Holdings, LLC (formerly known as Oaktree Capital Group, LLC), OCH and related entities. The senior executives and current and former employees of the Oaktree group hold their interests through Oaktree Capital Group Holdings, L.P. and Oaktree Equity Plan, L.P. The board of directors of OCH is currently comprised of: (i) seven Oaktree senior executives, Howard S. Marks, Bruce A. Karsh, John B. Frank Sheldon M. Stone, Robert O’Leary, Armen Panossian, and Todd Molz; (ii) four independent directors, Steven J. Gilbert, Mansco Perry, Marna C. Whittington, and Depelsha T. McGruder; and (iii) three Brookfield senior executives, Justin B. Beber, Bruce Flatt, and Craig Noble. Each of foregoing entities and individuals disclaims beneficial ownership of the securities, except to the extent of their pecuniary interest therein.
(6)The shares include up to 29,292 shares of Pinstripes Holdings Class A Common Stock, issuable upon exercise, at an exercise price of $0.01 per share, of the Silverview Tranche 3 Warrants, which were issued to Silverview Credit Partners LP, in connection with the Silverview Tranche 3 Loan, pursuant to the Amended Silverview Loan Agreement, which includes (a) the Class A Common Stock Purchase Warrant, exercisable into up to 17,877 shares of Pinstripes Holdings Class A Common Stock, issued to Silverview Special Situations Lending Corporate Warrants LP on September 3, 2024, (b) the Class A Common Stock Purchase Warrant exercisable into up to 954 shares of Pinstripes Holdings Class A Common Stock, issued to Spearhead Insurance Solutions IDF, LLC - Series SCL on September 3, 2024, (c) the Class A Common Stock Purchase Warrant exercisable into up to 10,461 shares of Pinstripes Holdings Class A Common Stock, issued to Silverview Special Situations Lending Corporate Warrants II LP on September 3, 2024. Silverview is the investment manager for certain funds and accounts including Silverview Special Situations Lending Corporate Warrants LP, Spearhead Insurance Solutions IDF, LLC - Series SCL and Silverview Special Situations Lending Corporate Warrants II LP. As a result, each of Silverview and Silverview Special Situations Lending Corporate Warrants LP, Spearhead Insurance Solutions IDF, LLC - Series SCL and Silverview Special Situations Lending Corporate Warrants II LP may be deemed to have voting and investment control with respect to the shares held by Silverview Special Situations Lending Corporate Warrants LP, Spearhead Insurance Solutions IDF, LLC - Series SCL and Silverview Special Situations Lending Corporate Warrants II LP, and therefore, may be deemed to be the beneficial owner of such shares, but each party disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein.
(7)Silverview Special Situations Lending Corporate Warrants LP and Silverview Special Situations Lending Corporate Warrants II LP are controlled by Silverview Special Situations Lending GP LP as General Partner, which is owned by Silverview Special Situations Lending GP Manager II LLC. As a result each of Silverview Special Situations Lending GP LP and Silverview Special Situations Lending GP Manager II LLC may be deemed to have voting and investment control with respect to the shares held by Silverview Special Situations Lending Corporate Warrants LP. and Silverview Special Situations Lending Corporate Warrants II LP.

(8)Spearhead Insurance Solutions IDF, LLC - Series SCL is managed by Spearhead Administrative Services, LLC and is controlled by Ken Foley, as Managing Member. As a result each of Spearhead Administrative Services, LLC and Ken Foley may be deemed to have voting and investment control with respect to the shares held by Spearhead Insurance Solutions IDF, LLC - Series SCL.
(9)The shares include (i) 101,710 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 23,290 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Keith W. Jaffee, in his capacity as Trustee of the Keith W. Jaffee S. Trust, has voting and investment power with respect to the shares held by the Keith W. Jaffee S. Trust. Mr. Jaffee is an affiliate of the Sponsor and served as Chief Executive Officer and a Director of Banyan until the completion of the Business Combination.
(10)The shares include (i) 13,023 shares of Pinstripes Holdings Class A Common Stock issued, (ii) 4,973 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-1 Common Stock and (iii) 4,974 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-2 Common Stock. Bruce Lubin has voting and investment power with respect to the shares held by Bruce Lubin. Mr. Lubin served as a Director of Banyan until the completion of the Business Combination.
(11)The shares include (i) 8,682 shares of Pinstripes Holdings Class A Common Stock, (ii) 3,315 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-1 Common Stock and (iii) 3,315 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-2 Common Stock.
(12)The shares include (i) 10,171 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement, (ii) 8,682 shares of Pinstripes Holdings Class A Common Stock, (iii) 2,329 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing, (iv) 3,315 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-1 Common Stock and (v) 3,315 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-2 Common Stock. Otis Carter has voting and investment power with respect to the shares held by Otis Carter. Mr. Carterserved as a Director of Banyan until the completion of the Business Combination.
(13)The shares include (i) 1,737 shares of Pinstripes Holdings Class A Common Stock issued, (ii) 663 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-1 Common Stock and (iii) 663 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-2 Common Stock. George Courtot has voting and investment power with respect to the shares held by George Courtot. Mr. Courtotis an affiliate of the Sponsor and was Chief Financial Officer of Banyan prior to the Business Combination.
(14)The shares include (i) 25,428 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement, (ii) 8,682 shares of Pinstripes Holdings Class A Common Stock, (iii) 5,822 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing, (iv) 3,315 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-1 Common Stock and (v) 3,315 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-2 Common Stock. Brett Briggs has voting and investment power over the shares held by Brett Biggs.
(15)The shares include (i) 8,682 shares of Pinstripes Holdings Class A Common Stock, (ii) 3,315 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-1 Common Stock and (iii) 3,315 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-2 Common Stock. The Selling Securityholder has voting and investment power over the with respect to the shares held by the Selling Securityholder.
(16)The shares include (i) 5,086 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 1,164 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Keith Jaffee, as Trustee of Matthew P. Jaffee Gift Trust dtd 6/30/20, has in such capacity voting power and investment power with respect to the shares held by Matthew P. Jaffee Gift Trust dtd 6/30/20. Keith Jaffee is an affiliate of the Sponsor and served as Chief Executive Officer and Director of Banyan until the completion of the Business Combination.
(17)The shares include (i) 101,711 shares of Pinstripes Holdings Class A Common Stock issued in exchange for Mr. Hyman’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement, (ii) 23,289 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing and (iii) 28,801 shares of Pinstripes Holdings Class A Common Stock underlying restricted stock units (“RSUs”) granted to Mr. Hyman on January 19, 2024, which vest on the first anniversary of the grant date, subject to Mr. Hyman’s continued service as a Director on the Pinstripes Holdings Board. Mr. Hyman served as Chairman of Banyan’s board of directors prior to the Business Combination.
(18)The shares include (i) 722,864 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-1 Common Stock, (ii) 722,864 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-2 Common Stock, and (iii) 1,156,583 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-3 Common Stock. Mr. Schwartz is the Chairperson of the Pinstripes Holdings Board and the President and Chief Executive Officer of the Company.
(19)The shares include (i) 64,872 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-1 Common Stock, (ii) 64,872 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-2 Common Stock, (iii) 103,796 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-3 Common Stock, and (iv) 92,430 shares of Pinstripes Holdings Class A Common Stock subject to vested Pinstripes Holdings Options. Also includes 28,801 shares of Pinstripes Holdings Class A Common Stock underlying RSUs granted to Mr. Goldberg on January 19, 2024, which vest on the first anniversary of the grant date, subject to Mr. Goldberg’s continued service as a Director on the Pinstripes Holdings Board.
(20)The shares include (i) 23,438 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-1 Common Stock, (ii) 23,438 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-2 Common Stock, (iii) 37,500 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-3 Common Stock, and (iv) 92,430 shares of Pinstripes Holdings Class A Common Stock subject to vested Pinstripes Holdings Options, each of which is held in the Jack M. Greenberg Declaration of Trust Dated

2/3/94 for which Mr. Goldberg is the beneficial owner. Also includes 28,801 shares of Pinstripes Holdings Class A Common Stock underlying RSUs granted to Mr. Greenberg on January 19, 2024, which vest on the first anniversary of the grant date, subject to Mr. Greenberg’s continued service as a Director on the Pinstripes Holdings Board.
(21)The shares include (i) 53,811 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-1 Common Stock, (ii) 53,811 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-2 Common Stock, (iii) 86,098 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-3 Common Stock, and (iv) 92,430 shares of Pinstripes Holdings Class A Common Stock subject to vested Pinstripes Holdings Options. Also includes 28,801 shares of Pinstripes Holdings Class A Common Stock underlying RSUs granted to Mr. Kadis on January 19, 2024, which vest on the first anniversary of the grant date, subject to Mr. Kadis’ continued service as a Director on the Pinstripes Holdings Board.
(22)The shares include (i) 7,175 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-1 Common Stock, (ii) 7,175 shares of Pinstripes Holdings Class A Common Stock issued upon the automatic conversion of Pinstripes Holdings Series B-2 Common Stock, (iii) 11,480 shares of Pinstripes Holdings Class A Common Stock issuable upon the automatic conversion of Pinstripes Holdings Series B-3 Common Stock, and (iv) 92,430 shares of Pinstripes Holdings Class A Common Stock subject to vested Pinstripes Holdings Options. Also includes 28,801 shares of Pinstripes Holdings Class A Common Stock underlying RSUs granted to Mr. Koutsogiorgas on January 19, 2024, which vest on the first anniversary of the grant date, subject to Mr. Koutsogiorgas’ continued service as a Director on the Pinstripes Holdings Board.
(23)The shares include 28,801 shares of Pinstripes Holdings Class A Common Stock underlying RSUs granted to Ms. Aigotti on January 19, 2024, which vest on the first anniversary of the grant date, subject to Ms. Aigotti’s continued service as a Director on the Pinstripes Holdings Board.
(24)The shares include 277,291 shares of Pinstripes Holdings Class A Common Stock underlying options granted to Mr. Querciagrossa on December 29, 2023 in connection with the Business Combination, comprised of (i) 13,865 shares of Pinstripes Holdings Class A Common Stock subject to vested options and (ii) 263,426 shares of Pinstripes Holdings Class A Common Stock subject to options that vest in 19 equal quarterly instalments, including in respect of 27,729 shares within the next 60 days. Mr. Querciagrossa is the Chief Financial Officer of the Company.
(25)The shares of Pinstripes Holding Class A Common Stock were re-issued to Polar Multi-Strategy Master Fund at the Closing of the Business Combination as consideration for its being a Non-Redeeming Investor. Polar Asset Management Partners Inc., the investment adviser of Polar Multi-Strategy Master Fund, is controlled by its Chief Investment Officer, Paul Sabourin. As a result, both Polar Asset Management Partners Inc. and Paul Sabourin could be deemed to share voting control and investment power over the shares held by Polar Multi-Strategy Master Fund, but Polar Asset Management Partners Inc. disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein.
(26)The shares of Pinstripes Holding Class A Common Stock were re-issued to TQ Master Fund LP at the Closing of the Business Combination as consideration for its being a Non-Redeeming Investor. The Quarry LP, the investment adviser of TQ Master Fund LP, is controlled by its Founder and Chief Investment Officer Peter Bremberg, who, in such capacity has voting power and investment power with respect to the shares held by TQ Master Fund LP, and therefore may be deemed to be the beneficial owner of such shares.
(27)The shares of Pinstripes Holding Class A Common Stock were re-issued to the TQ Master Fund LP at the Closing of the Business Combination. The Quarry LP, the investment adviser of TQ Master Fund LP, is controlled by its Founder and Chief Investment Officer Peter Bremberg, who, in such capacity has voting power and investment power with respect to the shares held by TQ Master Fund LP, and therefore may be deemed to be the beneficial owner of such shares.
(28)The shares of Pinstripes Holding Class A Common Stock were re-issued to each of Walleye Opportunities Master Fund Ltd, Walleye Investments Fund LLC and Sea Hawk Multi-Strategy Master Fund Ltd. (collectively, the “Walleye Funds”) at the Closing of the Business Combination as consideration for their being Non-Redeeming Investors. Walleye Capital LLC, the investment manager of the “Walleye Funds”, is the general partner of Walleye Trading LLC, a broker-dealer. Walleye Capital LLC is controlled by its Chief Executive Officer and Chief Investment Officer, William England. As a result of these relationships, each of the foregoing entities may be deemed to have shared voting power and shared investment power with respect to the shares held by the Walleye Funds and therefore may be deemed to share beneficial ownership of such shares.
(29)The shares of Pinstripes Holding Class A Common Stock were re-issued to investors managed by Sandia Investment Management LP (“Sandia”) at the Closing of the Business Combination as consideration for Sandia being a Non-Redeeming Investor. Sandia Investment Management LLC is the general partner of Sandia. Tim Sichler serves as Founder and Chief Investment Officer of the general partner of Sandia, and in such capacity may be deemed to be the beneficial owner having shared voting power and shared investment power over the securities described in this footnote. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein.
(30)The shares of Pinstripes Holding Class A Common Stock were re-issued to Omega Capital Partners, LP at the Closing of the Business Combination as consideration for its being a Non-Redeeming Investor. Omega Associates, L.L.C., the general partner of Omega Capital Partners, LP, is controlled by its managing member, Leon Cooperman. Omega Advisors, Inc. is the management company of Omega Capital Partners, LP. As a result, each of Omega Associates, L.L.C., Leon Cooperman and Omega Advisors, Inc. may be deemed to have voting and investment control with respect to the shares held by Omega Capital Partners, LP, and therefore, may be deemed to be the beneficial owner of such shares, but each party disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein.
(31)The shares of Pinstripes Holding Class A Common Stock were re-issued to RLH SPAC Fund LP at the Closing of the Business Combination as consideration for its being a Non-Redeeming Investor. RLH Capital LLC, the investment adviser of RLH SPAC Fund LP, is controlled by its Chief Investment Officer, Louis Camhi, who, in such capacity has voting power and investment power with respect to the shares held by RLH SPAC Fund LP and therefore may be deemed to be the beneficial owner of such shares.
(32)The shares of Pinstripes Holding Class A Common Stock were re-issued to Perga Capital Partners, LP at the Closing of the Business Combination as consideration for its being a Non-Redeeming Investor. Perga Capital Management, the general partner of Perga Capital Partners, LP, is controlled by its managing members Jonathan Hoke and Alex Sharp, who, in such capacity have shared voting power and shared investment power with respect to the shares held by Perga Capital Partners, LP and therefore may be deemed to be the beneficial owners of such shares.
(33)The shares of Pinstripes Holding Class A Common Stock were re-issued to each of Kepos Alpha Master Fund LP and Kepos Special Opportunities Master Fund L.P. (collectively, the “Kepos Funds”) at the Closing of the Business Combination as consideration for their being Non-Redeeming Investors. Kepos Capital LP is the investment manager of the “Kepos Funds”, and Kepos Partners LLC is the general partner of the Kepos Funds. Therefore, Kepos Capital LP and Kepos Partners LLC may each be deemed to have voting control and investment power with respect to the shares held by the Kepos Funds. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the managing member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by the Kepos Funds. Mr. Carhart disclaims beneficial ownership of the shares held by the Kepos Funds.
(34)The shares of Pinstripes Holding Class A Common Stock were re-issued to each of Fir Tree Value Master Fund LP, Fir Tree Capital Opportunity Master Fund III, LP and FT SOF XIII (SPAC) Holdings, LLC (collectively, the “Fir Tree Funds”), at the Closing of the Business Combination as consideration for their being Non-Redeeming Investors. Fir Tree Capital Management, LP, the investment manager of the “Fir Tree Funds” is controlled by its managing partners Clinton Biondo and David Sultan, who, in such capacity have shared voting power and shared investment power with respect to the shares held by the Fir Tree Funds and therefore may be deemed to be the beneficial owners of such shares.
(35)The shares of Pinstripes Holding Class A Common Stock were re-issued to BOSTON PATRIOT MERRIMACK St LLC at the Closing of the Business Combination as consideration for its being a Non-Redeeming Investor. Fir Tree Capital Management, LP, the SubAdviser of BOSTON PATRIOT MERRIMACK St LLC, is controlled by its managing partners, Clinton Biondo and David Sultan, who, in such capacity have shared voting power and shared investment power with respect to the shares held by BOSTON PATRIOT MERRIMACK St LLC and therefore may be deemed to be the beneficial owners of such shares.
(36)The shares of Pinstripes Holding Class A Common Stock were re-issued to Radcliffe SPAC Master Fund, L.P. at the Closing of the Business Combination as consideration for its being a Non-Redeeming Investor. Pursuant to an investment management agreement, Radcliffe Capital Management, L.P. (“RCM”) serves as the investment manager of Radcliffe SPAC Master Fund, L.P. RGC Management Company, LLC (“Management”) is the general partner of RCM. Steve Katznelson and Christopher Hinkel serve as the Managing Members of Management. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein.
(37)The shares of Pinstripes Holding Class A Common Stock were re-issued to Sea Otter Trading LLC at the Closing of the Business Combination as consideration for its being a Non-Redeeming Investor. Sea Otter Advisors, LLC, the investment manager of Sea Otter Trading LLC, is controlled by its Members Peter Smith and Nicholas Fahey. As a result, each of Sea Otter Advisors, LLC, Peter Smith and Nicholas Fahey, who, in such capacity have shared voting power and shared investment power with respect to the shares held by Sea Otter Trading LLC and therefore may be deemed to be the beneficial owners of such shares.
(38)The shares of Pinstripes Holding Class A Common Stock were re-issued to each of AQR Absolute Return Master Account, L.P., AQR SPAC Opportunities Offshore Fund, L.P., AQR Diversified Arbitrage Fund, a series of AQR Funds, and AQR Global Alternative Investment Offshore Fund, L.P (collectively, the “AQR Funds”) at the Closing of the Business Combination as consideration for their being Non-Redeeming Investors. AQR Capital Management, LLC, the investment adviser of the “AQR Funds”, has in such shared voting power and shared investment power with respect to the shares held by the AQR Funds and therefore may be deemed to be the beneficial owners of such shares.
(39)The shares of Pinstripes Holding Class A Common Stock were re-issued to Morgan Creek – Exos SPAC+ Fund, LP at the Closing of the Business Combination as consideration for its being a Non-Redeeming Investor. Morgan Creek Exos GP, LLC is the general partner of Morgan Creek – Exos SPAC+ Fund, LP, and Morgan Creek Capital Management, LLC is the investment manager of Morgan Creek – Exos SPAC+ Fund, LP. As a result of these relationships, each of the foregoing entities may be deemed to share beneficial ownership of the securities held of record by Morgan Creek – Exos SPAC+ Fund, LP, and therefore, may be deemed to be the beneficial owner of such shares.
(40)The shares include (i) 5,086 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 1,164 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. 997 Capital LLC is controlled by Danny Wolfson and Josh Wolfson. As a result, each of 997 Capital LLC, Danny Wolfson, and Josh Wolfson could be deemed to share voting control and investment power over the shares held by 997 Capital LLC.
(41)The shares include (i) 2,543 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 582 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Adam R. Weiss holds voting power and investment power with respect to the shares held by the Adam R Weiss Revocable Trust.
(42)The shares include (i) 2,035 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 465 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing.
(43)The shares include (i) 2,543 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 582 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing.
(44)The shares include (i) 92,938 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 23,289 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. The Selling Securityholder has voting and investment power over the with respect to the shares held by the Selling Securityholder.
(45)The shares include (i) 5,594 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement, (ii) 2006 shares of Pinstripes Holdings Class A Common Stock purchased after the Business Combination, and (iii) 1,281 of the shares of Pinstripes Holdings Class A Common Stock re-

issued to investors in the Series I Financing. Barry Cohn, as Manager of B Cohn Family LLC, has in such capacity voting power and investment power with respect to the shares held by B Cohn Family LLC.
(46)The shares include (i) 12,714 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement, (ii) 2,006 shares of Pinstripes Holdings Class A Common Stock purchased after the Business Combination, and (ii) 2,911 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. The Selling Securityholder has voting and investment power over the with respect to the shares held by the Selling Securityholder.
(47)The shares include (i) 10,171 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 2,329 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing.
(48)The shares include (i) 5,086 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 1,164 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Keith Jaffee, as trustee of the Britni N. Jaffee Gift Trust dtd 6/30/20, has in such capacity voting power and investment power with respect to the shares held by the Britni N. Jaffee Gift Trust dtd 6/30/20. Keith Jaffee is an affiliate of the Sponsor and served as Chief Executive Officer and Director of Banyan until the completion of the Business Combination. The business address of the Britni N. Jaffee Gift Trust dtd 6/30/20 is Middleton Partners, 400 Skokie Blvd Ste 820, Northbrook, IL 60062.
(49)The shares include (i) 10,171 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 2,329 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing.
(50)The shares include (i) 10,171 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 2,329 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Kimberly Gill Rimsza, as trustee of Cameron L. Jacobsen 2021 Family Trust, has in such capacity voting power and investment power with respect to the shares held by the Cameron L. Jacobsen 2021 Family Trust.
(51)The shares include (i) 20,342 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 4,658 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Caryl Trotta Jaffee, as trustee of the Caryl Trotta Jaffee Revocable Trust, has voting and investment power of the shares held by the Caryl Trotta Jaffee Revocable Trust.
(52)The shares include (i) 10,171 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 2,329 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. The Selling Securityholder has voting and investment power over the with respect to the shares held by the Selling Securityholder.
(53)The shares include (i) 122,054 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 27,946 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Steven D. Cobb, as Trustee of Cobb Trust UAD 2/10/95 as Amended 4/20/16, has voting and investment power of the shares held by the Cobb Trust UAD 2/10/95 as Amended 4/20/16.
(54)The shares include (i) 152,567 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 34,933 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing.
(55)The shares include (i) 10,171 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 2,329 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. David Sherman and Susan Sherman, as co-Trustees of the David & Susan Sherman Joint Investment Trust, each have shared voting and investment power of the shares held by the David & Susan Sherman Joint Investment Trust.
(56)The shares include (i) 10,171 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 2,329 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. David B. McCulloch, as trustee of the David B. McCulloch TTE UAD 9/12/08, has voting and investment power of the shares held by the David B. McCulloch TTE UAD 9/12/08.
(57)The shares include (i) 10,171 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 2,329 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. The Selling Securityholder has voting and investment power over the shares held by the Selling Securityholder.
(58)The shares include (i) 1,017 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 233 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing.
(59)The shares include (i) 10,171 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 2,329 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Steven R Don, as Trustee of the EDC Discretionary Trust for Steven R Don, has voting and investment power of the shares held by the EDC Discretionary Trust for Steven R Don.
(60)The shares include (i) 10,171 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 2,329 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Edward Atkins, as Trustee of the Edward M Atkins Revocable Trust, has voting and investment power of the shares held by the Edward M Atkins Revocable Trust.
(61)The shares include (i) 2,543 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 582 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing.

(62)The shares include (i) 5,086 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 1,164 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing.
(63)The shares include (i) 10,171 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 2,329 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Chirag Dholakia, as Manager of Ganjibhai Enterprises, LLC, has voting and investment power of the shares held by Ganjibhai Enterprises, LLC.
(64)The shares include (i) 5,086 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 1,164 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Gary Greenfield, as Trustee of the Gary Greenfield Trust under Anne Greenfield Trust, Gary Greenfield Trust added 12/4/1992, has voting and investment power of the shares held by the Gary Greenfield Trust under Anne Greenfield Trust, Gary Greenfield Trust added 12/4/1992.
(65)The shares include (i) 8,136 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s holdings of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 1,864 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Gerald Heller, as Trustee of the Gerald Heller Trust has voting and investment power of the shares held by the Gerald Heller Trust.
(66)The shares include (i) 40,684 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 9,316 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Kimberly Gill Rimsza, as Trustee of Gill Irrv. Gifting Trust dtd 2/06/2010, has in such capacity voting power and investment power with respect to the shares held by the Gill Irrv. Gifting Trust dtd 2/06/2010.
(67)The shares include (i) 10,171 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 2,329 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Kimberly Gill Rimsza, as Partner of Gill Real Estate Ventures, LLLP, has in such capacity voting power and investment power with respect to the shares held by Gill Real Estate Ventures, LLLP.
(68)The shares include (i) 10,171 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 2,329 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Gladys Greenberg, as authorized signatory of the Gladys Greenberg Revocable Trust, has in such capacity voting power and investment power with respect to the shares held by Gladys Greenberg Revocable Trust.
(69)The shares include (i) 10,171 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 2,329 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Eric Greenfield, as Managing Member of Green BFE LLC, has in such capacity voting power and investment power with respect to the shares held by Green BFE LLC.
(70)The shares include (i) 36,372 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement, (ii) 27,517 shares of Pinstripes Holdings Class A Common Stock purchased after the Business Combination, (ii) 27,517 shares of Pinstripes Holdings Class A Common Stock purchased after the Business Combination, and (iii) 8,328 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Gregg Schneider, as Trustee of Gregg Schneider Family Trust, has in such capacity voting power and investment power with respect to the shares held by Gregg Schneider Family Trust.
(71)The shares include (i) 12,206 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 2,794 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing.
(72)The shares include (i) 50,855 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 11,645 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Andrew Heyer, as Managing Member of Heyer Investment Management, has in such capacity voting power and investment power with respect to the shares held by Heyer Investment Management.
(73)The shares include (i) 10,171 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 2,329 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Peter Holstein and Lynn Holstein, as General Partners of Holstein Family Partnership, have in such capacity shared voting power and investment power with respect to the shares held by Holstein Family Partnership.
(74)The shares include (i) 10,171 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 2,329 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Howard M. Katz, as Trustee of Howard M. Katz Living Trust UAD 2/06/01, has in such capacity shared voting power and investment power with respect to the shares held by Howard M. Katz Living Trust UAD 2/06/01.
(75)The shares include (i) 60,620 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 13,880 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Scott Jacobson, as Trustee of the Jacobson Consulting Group LLC 401(K) Profit Sharing Plan, has voting and investment power of the shares held by the Jacobson Consulting Group LLC 401(K) Profit Sharing Plan.
(76)The shares include (i) 10,171 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 2,329 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing.
(77)The shares include (i) 10,171 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 2,329 of the shares of Pinstripes Holdings

Class A Common Stock re-issued to investors in the Series I Financing. The Selling Securityholder has voting and investment power over the with respect to the shares held by the Selling Securityholder.
(78)The shares include (i) 10,171 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 2,329 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Jim Schneider, as Trustee, of the James Schneider Family Trust, James Schneider Trustee, ua dtd 3/4/1983, has in such capacity voting power and investment power with respect to the shares held by the James Schneider Family Trust, James Schneider Trustee, ua dtd 3/4/1983.
(79)The shares include (i) 2,543 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 582 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing.
(80)The shares include (i) 5,086 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 1,164 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. The Selling Securityholder has voting and investment power over the with respect to the shares held by the Selling Securityholder.
(81)The shares include (i) 5,086 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 1,164 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Brian Cloch, as authorized signatoryof JEAL MMP, LLC, has in such capacity voting power and investment power with respect to the shares held by JEAL MMP, LLC.
(82)The shares include (i) 20,342 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 4,658 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. The Selling Securityholder has voting and investment power over the shares held by the Selling Securityholder.
(83)The shares include (i) 20,342 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 4,658 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. The Selling Securityholder has voting and investment power over the with respect to the shares held by the Selling Securityholder.
(84)The shares include (i) 20,342 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 4,658 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Kelly Huguenard, as Trustee of John E Huguenard Spouse and Descendants Trust, Kelly P Huguenard Trustee u/a dtd 12/16/2020, has in such capacity voting power and investment power with respect to the shares held by the John E Huguenard Spouse and Descendants Trust, Kelly P Huguenard Trustee u/a dtd 12/16/2020.
(85)The shares include (i) 10,171 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 2,329 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. The Selling Securityholder has voting and investment power over the with respect to the shares held by the Selling Securityholder.
(86)The shares include (i) 33,056 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 7,569 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. The Selling Securityholder has voting and investment power over the with respect to the shares held by the Selling Securityholder.
(87)The shares include (i) 2,543 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 582 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. The Selling Securityholder has voting and investment power over the with respect to the shares held by the Selling Securityholder.
(88)The shares include (i) 10,171 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 2,329 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Keith Wenk, as Trustee of Keith J. Wenk Declaration of Trust dated April 12, 2013, has in such capacity voting power and investment power with respect to the shares held by the Keith J. Wenk Declaration of Trust dated April 12, 2013.
(89)The shares include (i) 10,171 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 2,329 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Kimberly Gill Rimsza, as Trustee of Kendall G. Jacobsen 2021 Family Trust, has in such capacity voting power and investment power with respect to the shares held by the Kendall G. Jacobsen 2021 Family Trust.
(90)The shares include (i) 25,428 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 5,822 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Animesh Ravani, as Managing Member of Koin Kapital LLC, and Prasad Kanumury and Aseem Saklecha, as Members of Koin Kapital LLC, in such capacities have shared voting and investment power over the shares held by Koin Kapital LLC and may be deemed to share beneficial ownership of the shares held by Koin Kapital LLC.
(91)The shares include (i) 5,086 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 1,164 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Leon Finkel, as Trustee of Laura L. Finkel Revocable Trust dated February 20, 2012, as amended, has in such capacity voting power and investment power with respect to the shares held by the Laura L. Finkel Revocable Trust dated February 20, 2012, as amended.
(92)The shares include (i) 14,849 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 3,401 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Laura Leigh Jacobsen, as Trustee of the Laura Leigh Jacobsen

Living Trust dtd 1/13/2003, has in such capacity voting power and investment power with respect to the shares held by the Laura Leigh Jacobsen Living Trust dtd 1/13/2003.
(93)The shares include (i) 10,171 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement, (ii) 5,829 shares of Pinstripes Holdings Class A Common Stock purchased after the Business Combination, and (iii) 2,329 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Lawrence M. Cohen, as Trustee of the Lawrence M. Cohen Trust dtd 10/24/01, has in such capacity voting power and investment power with respect to the shares held by the Lawrence M. Cohen Trust dtd 10/24/01.
(94)The shares include (i) 1,017 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 233 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing.
(95)The shares include (i) 5,086 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 1,164 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Keith Jaffee as Trustee of the Lynsey P. Jaffee Gift Trust dtd 6/30/20; has in such capacity voting power and investment power with respect to the shares held by Lynsey P. Jaffee Gift Trust dtd 6/30/20. Keith Jaffee is an affiliate of the Sponsor and served as Chief Executive Officer and Director of Banyan until the completion of the Business Combination.
(96)The shares include (i) 10,171 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s holdings of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 2,329 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Jeff Aeder, as Managing Member of Mah Jong LLC, has in such capacity voting power and investment power with respect to the shares held by Mah Jong LLC.
(97)The shares include (i) 2,543 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 582 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Marilyn Cohen, as Trustee of the Marilyn Cohen Revocable Trust, has in such capacity voting power and investment power with respect to the shares held by the Marilyn Cohen Revocable Trust.
(98)The shares include 2,329 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. The Selling Securityholder has voting and investment power over the shares held by the Selling Securityholder.
(99)The shares include (i) 36,372 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 8,328 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. The Selling Securityholder has voting and investment power over the shares held by the Selling Securityholder.
(100)The shares include (i) 2,543 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 582 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing.
(101)The shares include (i) 35,599 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 8,151 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. The Selling Securityholder has voting and investment power over the with respect to the shares held by the Selling Securityholder.
(102)The shares include (i) 25,428 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 5,822 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. The Selling Securityholder has voting and investment power over the with respect to the shares held by the Selling Securityholder.
(103)The shares include (i) 20,342 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 4,658 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Michael Goldman, as Trustee of Michael P. Goldman Revocable Trust, has in such capacity voting power and investment power with respect to the shares held by Michael P. Goldman Revocable Trust.
(104)The shares include (i) 10,171 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 2,329 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Michael Siegel, as Trustee of Michael D. Siegel Trust, has in such capacity voting power and investment power with respect to the shares held by Michael D. Siegel Trust.
(105)The shares include (i) 2,543 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 582 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. The Selling Securityholder has voting and investment power over the with respect to the shares held by the Selling Securityholder.
(106)The shares include (i) 5,086 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 1,164 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Midland Trust Company, as Custodian holds the securities for the beneficial ownership of Carolyn Winick #1638324.
(107)The shares include (i) 5,086 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 1,164 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Midland Trust Company, as Custodian holds the securities for the beneficial ownership of Hezi Levy #1712000.
(108)The shares include (i) 2,543 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 582 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Midland Trust Company, as Custodian holds the securities for the beneficial ownership of Janet Silver-Maguire #1730703.
(109)The shares include (i) 2,543 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 582 of the shares of Pinstripes Holdings

Class A Common Stock re-issued to investors in the Series I Financing. Midland Trust Company, as Custodian holds the securities for the beneficial ownership of Michelle Silver #1730797.
(110)The shares include (i) 5,086 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 1,164 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Midland Trust Company, as Custodian holds the securities for the beneficial ownership of Debra Yale # 1730336.
(111)The shares include (i) 5,086 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 1,164 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Midland Trust Company, as Custodian holds the securities for the beneficial ownership of Robert Silver # 1730397.
(112)The shares include (i) 20,342 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 4,658 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing.
(113)The shares include (i) 36,372 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 8,328 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing.
(114)The shares include (i) 25,428 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 5,822 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Cooper Management, LLC, the Manager of Next Harvest LLC, is controlled by its Managing Partner Carey Cooper. As a result, both Cooper Management, LLC and Carey Cooper could be deemed to share voting control and investment power over the shares held by Next Harvest LLC.
(115)The shares include (i) 10,171 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 2,329 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. The Selling Securityholder has voting and investment power over the shares held by the Selling Securityholder.
(116)The shares include (i) 10,171 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 2,329 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing.
(117)The shares include (i) 152,567 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 34,933 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Patrick A Salvi, as Manager of PLS Holdings LLC, has in such capacity voting power and investment power with respect to the shares held by PLS Holdings LLC.
(118)The shares include (i) 20,342 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 4,658 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing.
(119)The shares include (i) 10,171 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 2,329 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Robert D. Jaffee, as Trustee of Robert D. Jaffee Revocable Trust UAD 7/29/74, has in such capacity voting power and investment power with respect to the shares held by Robert D. Jaffee Revocable Trust UAD 7/29/74.
(120)The shares include (i) 10,171 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 2,329 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Robert Feldgreber, as Trustee of Robert E. Feldgreber Revocable Trust, Dated October 27, 2009, as amended, has in such capacity voting power and investment power with respect to the shares held by Robert Feldgreber, as Trustee of Robert E. Feldgreber Revocable Trust, Dated October 27, 2009, as amended.
(121)The shares include (i) 5,086 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 1,164 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Drew Levey, as Managing Member of Rodeo Ventures LLC, has in such capacity voting power and investment power with respect to the shares held by Rodeo Ventures LLC.
(122)The shares include (i) 7,628 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 1,747 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. The Selling Securityholder has voting and investment power over the with respect to the shares held by the Selling Securityholder.
(123)The shares include (i) 36,372 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 8,328 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Schneider GC LLC is controlled by Mark Schneider, Gregg Schneider and Neal Schneider. As a result, each of Schneider GC LLC, Mark Schneider, Gregg Schneider and Neal Schneider could be deemed to share voting control and investment power over the shares held by Schneider GC LLC.
(124)The shares include (i) 3,493 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Scott R. Dann, as Trustee of the Scott R. Dann Trust DTD 7/12/91, has in such capacity voting power and investment power with respect to the shares held by the Scott R. Dann Trust DTD 7/12/91.
(125)The shares include (i) 10,171 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 2,329 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Scott McKibben, as Authorized Agent of SM Inv I LLC, has in such capacity voting power and investment power with respect to the shares held by SM Inv I LLC.
(126)The shares include (i) 25,428 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 5,822 of the shares of Pinstripes Holdings

Class A Common Stock re-issued to investors in the Series I Financing. The Selling Securityholder has voting and investment power over the with respect to the shares held by the Selling Securityholder.
(127)The shares include (i) 855 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 11,645 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Terri Winter, as Trustee of the Steven M. Winter Dynasty Trust, has in such capacity voting power and investment power with respect to the shares held by Steven M. Winter Dynasty Trust.
(128)The shares include (i) 50,855 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 11,645 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Steve Maahs, as Trustee of the STEVEN R. MAAHS REVOCABLE TRUST OF 2021, has in such capacity voting power and investment power with respect to the shares held by the STEVEN R. MAAHS REVOCABLE TRUST OF 2021.
(129)The shares include (i) 15,257 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 3,493 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Shai Wolkowicki, as Manager of STRG Acquisitions, LLC, has in such capacity voting power and investment power with respect to the shares held by STRG Acquisitions, LLC.
(130)The shares include (i) 61,026 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 13,974 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing.
(131)The shares include (i) 10,171 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 2,329 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing.
(132)The shares include (i) 61,026 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 13,974 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Jerome Angel, as Trustee of the Jerome & Anastasia Angel Revocable Trust of 1985, As Amended, has in such capacity voting power and investment power with respect to the shares held by Jerome Angel.
(133)The shares include (i) 10,171 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 2,329 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. The Selling Securityholder has voting and investment power over the shares held by the Selling Securityholder.
(134)The shares include (i) 5,086 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 1,164 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. The Selling Securityholder has voting and investment power over the with respect to the shares held by the Selling Securityholder.
(135)The shares include (i) 10,171 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 2,329 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. The Selling Securityholder has voting and investment power over the shares held by the Selling Securityholder.
(136)The shares include (i) 10,171 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 2,329 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing.
(137)The shares include (i) 5,086 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 1,164 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. Leon Walker, as Trustee of the Walker Family Trust, has in such capacity voting power and investment power with respect to the shares held by the Walker Family Trust.
(138)The shares include (i) 50,855 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 11,645 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. The Selling Securityholder has voting and investment power over the with respect to the shares held by the Selling Securityholder.
(139)The shares include (i) 18,186 shares of Pinstripes Holdings Class A Common Stock issued in exchange for the holder’s shares of Series I Convertible Preferred Stock in accordance with the Business Combination Agreement and (ii) 4,164 of the shares of Pinstripes Holdings Class A Common Stock re-issued to investors in the Series I Financing. X-MEN LLC is controlled by Mark Schneider, Gregg Schneider, Neal Schneider and James Schneider. As a result each of the aforementioned parties could be deemed to share voting control and investment power over the shares held by X-MEN LLC.

MATERIAL UNITED STATES TAX CONSEQUENCES TO HOLDERS OF COMMON STOCK AND WARRANTS
The following discussion is a summary of the material U.S. federal income tax consequences relating to the purchase, ownership, and disposition of Pinstripes Holdings Common Stock, which we also refer to as our “securities,” but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our securities. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of Pinstripes Holdings Common Stock.
This discussion is limited to holders of Pinstripes Holdings Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:
•banks, financial institutions or financial services entities;
•broker dealers;
•taxpayers that are subject to the mark-to-market method of accounting;
•tax-qualified retirement plans;
•insurance companies;
•persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;
•U.S. holders (as defined below) whose functional currency is not the U.S. dollar;
•“specified foreign corporations” (including “controlled foreign corporations”), “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;
•U.S. expatriates or former long-term residents of the U.S.;
•governments or agencies or instrumentalities thereof;
•regulated investment companies (RICs) or real estate investment trusts (REITs);
•persons subject to the alternative minimum tax provisions of the Code;
•persons who received their shares of Pinstripes Holdings Common Stock as compensation;
•partnerships or other pass-through entities for U.S. federal income tax purposes;
•tax-exempt entities;
•accrual method taxpayers that file applicable financial statements as described in Section 451(b) of the Code; and
•persons that actually or constructively own five percent or more of our voting shares or five percent or more of the total value of all classes of our shares.

If an entity treated as a partnership for U.S. federal income tax purposes holds our securities, the tax treatment of an owner in such an entity will depend on the status of the owner, the activities of such entity, and certain determinations made at the owner level. Accordingly, entities treated as partnerships for U.S. federal income tax purposes holding our securities and the owners in such entities should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR SECURITIES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
U.S. Holders
For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our shares of Pinstripes Holdings Common Stock who or that is, for U.S. federal income tax purposes:
•an individual who is a citizen or resident of the United States;
•a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•an entity treated as a trust for U.S. federal income tax purposes if (i) a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. persons have the authority to control all substantial decisions of such trust or (ii) it has a valid election in effect under Treasury regulations to be treated as a U.S. person.
Taxation of Distributions. If we make distributions of cash or property on Pinstripes Holdings Common Stock, the gross amount of distributions made with respect to Pinstripes Holdings Common Stock generally will be includible in a U.S. Holder’s gross income, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes, as dividend income to the extent that such distributions are paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Dividends will be taxable to a corporate U.S. Holder at regular corporate tax rates, and a portion of such dividends (either 50%, 65% or 100%, depending upon the corporate U.S. Holder’s ownership of the Company) will generally be eligible for the dividends received deduction if the requisite holding period is satisfied. Distributions in excess of our current or accumulated earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Pinstripes Holdings Common Stock (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Pinstripes Holdings Common Stock, as described under “— Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Common Stock” below.
With respect to non-corporate U.S. Holders and with certain exceptions, dividends may be “qualified dividend income,” which is taxed at the lower applicable long-term capital gain rate provided that the U.S. Holder satisfies certain holding period requirements and the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. If the holding period requirements are not satisfied, then non-corporate U.S. Holders may be subject to tax on such dividends at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Common Stock. Upon a sale or other taxable disposition of Pinstripes Holdings Common Stock, a U.S. Holder generally will recognize capital gain or loss. Generally, the amount of such gain or loss is equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Pinstripes Holdings Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Pinstripes Holdings

Common Stock generally will equal the U.S. Holder’s adjusted cost less, in the case of a share of Pinstripes Holdings Common Stock, any prior distributions treated as a return of capital. In the case of any shares of Pinstripes Holdings Common Stock originally acquired as part of an investment unit, the acquisition cost for the share of Pinstripes Holdings Common Stock or warrant that were part of such unit would equal an allocable portion of the acquisition cost of the unit based on the relative fair market values of the components of the unit at the time of acquisition.
Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Pinstripes Holdings Common Stock so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the Pinstripes Holdings Common Stock would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding. Distributions with respect to Pinstripes Holdings Common Stock to a U.S. Holder, regardless of whether such distributions constitute dividends, and proceeds from the sale, exchange or redemption of Pinstripes Holdings Common Stock by a U.S. Holder generally are subject to information reporting to the IRS and possible U.S. backup withholding, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if a U.S. Holder fails to furnish a correct taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Non-U.S. Holders
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our shares of Pinstripes Holdings Common Stock who or that is, for U.S. federal income tax purposes:
•a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;
•a foreign corporation; or
•an estate or trust that is not a U.S. Holder.
Taxation of Distributions. If we do make distributions of cash or property on our Pinstripes Holdings Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Pinstripes Holdings Common Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “— Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Common Stock.”
Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Gain or Loss on Sale, Taxable Exchange, or other Taxable Disposition of Common Stock. A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Common Stock unless:
•the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);
•the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•our Pinstripes Holdings Common Stock constitute U.S. real property interests (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our Common Stock, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our Common Stock and Warrants by a Non-U.S. Holder will not be subject to U.S. federal income tax if our Common Stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of our Common Stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.
Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Exercise, Lapse, or Redemption of a Warrant. The characterization for U.S. federal income tax purposes of the exercise, redemption or lapse of a warrant held by a Non-U.S. Holder will generally correspond to the characterization described under “— U.S. Holders — Exercise, Lapse, or Redemption of a Warrant” above, although to the extent a cashless exercise or redemption results in a taxable exchange, the consequences would follow those described above in “— Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Common Stock.
Information Reporting and Backup Withholding. Payments of dividends on Pinstripes Holdings Common Stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, amounts treated as dividends that are paid to a Non-U.S. Holder in connection with any distributions on Pinstripes Holdings Common Stock are generally subject to reporting on IRS Form 1042-S regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of the Pinstripes Holdings Common Stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of the Pinstripes Holdings Common Stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts. Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, Pinstripes Holdings Common Stock paid, to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on Pinstripes Holdings Common Stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of Pinstripes Holdings Common Stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our securities.

PLAN OF DISTRIBUTION
We are registering the offer and sale from time to time by the Selling Securityholders or their permitted transferees of (i) 11,910,000 Private Placement Warrants and (ii) up to an aggregate of 37,158,683 shares of Pinstripes Holdings Class A Common Stock, which consist of (a) up to 20,962,824 outstanding shares of Pinstripes Holdings Class A Common Stock, including up to 4,969,777 shares of Pinstripes Holdings Class A Common Stock issuable upon conversion of Pinstripes Holdings Class B Common Stock, (b) up to 647,011 shares of Pinstripes Holdings Class A Common Stock issuable upon exercise of the Pinstripes Holdings Options, (c) up to 172,806 shares of Pinstripes Holdings Class A Common Stock issuable upon the vesting of the RSUs, (d) up to 2,912,500 shares of Pinstripes Holdings Class A Common Stock issuable upon exercise of the Oaktree Tranche 1 Warrants, (e) up to 11,910,000 shares of Pinstripes Holdings Class A Common Stock issuable upon exercise of Private Placement Warrants, (f) up to 524,250 shares of Pinstripes Holdings Class A Common Stock issuable upon exercise of the Oaktree Tranche 2 Warrants and (g) 29,292 shares of Pinstripes Holdings Class A Common Stock issuable upon exercise of the Silverview Tranche 3 Warrants.
Certain Selling Securityholders acquired their securities through more than one of the above.
We are also registering the issuance by us of up to an aggregate of up to 23,985,000 shares of Pinstripes Holdings Class A Common Stock upon the exercise of a like number of Warrants, consisting of (i) 12,075,000 shares of Pinstripes Holdings Class A Common Stock that are issuable upon the exercise of the Public Warrants and (ii) 11,910,000 shares of Pinstripes Holdings Class A Common Stock that are issuable upon the exercise of the Private Placement Warrants.
The 37,158,683 shares of Pinstripes Holdings Class A Common Stock being offered for resale pursuant to this prospectus by the Selling Securityholders would represent approximately 90.16% of the shares of Pinstripes Holdings Class A Common Stock outstanding as of February 17, 2025 and 60.71% of the 41,212,355 shares of Pinstripes Holdings Class A Common Stock outstanding as of February 17, 2025, assuming the issuance of all 19,996,319 shares of Pinstripes Holdings Class A Common Stock issuable upon full exercise of the Private Placement Warrants, Oaktree Tranche 1 Warrants, Oaktree Tranche 2 Warrants and Silverview Tranche 3 Warrants and upon conversion of all outstanding shares of Pinstripes Holdings Class B Common Stock (which may will become convertible only upon the satisfaction of the conditions described elsewhere in this prospectus).
Depending on the price, the public securityholders may have paid significantly more than the Selling Securityholders for any shares or warrants they may have purchased in the open market based on variable market price.
Assuming the exercise of all Private Placement Warrants, Oaktree Tranche 1 Warrants, Oaktree Tranche 2 Warrants and Silverview Tranche 3 Warrants resulting in 37,158,683 shares of Pinstripes Holdings Class A Common Stock being offered pursuant to this prospectus for cash, we will receive an aggregate of approximately $12,222,654.20 but will not receive any proceeds from the sale of the shares of Pinstripes Holdings Class A Common Stock issuable upon such exercise. We expect to use the net proceeds from the exercise of the Private Placement Warrants, Oaktree Tranche 1 Warrants, Oaktree Tranche 2 Warrants and Silverview Tranche 3 Warrants, if any, for general corporate purposes. We will have broad discretion over the use of any proceeds from the exercise of the Private Placement Warrants, Oaktree Tranche 1 Warrants, Oaktree Tranche 2 Warrants and Silverview Tranche 3 Warrants. There is no assurance that the holders of the Private Placement Warrants, Oaktree Tranche 1 Warrants, Oaktree Tranche 2 Warrants or Silverview Tranche 3 Warrants will elect to exercise for cash any or all of such warrants. To the extent that any Private Placement Warrants, Oaktree Tranche 1 Warrants, Oaktree Tranche 2 Warrants or Silverview Tranche 3 Warrants are exercised on a “cashless basis,” we would not receive any proceeds from the exercise of such warrants.
The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

The Selling Securityholders, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of Pinstripes Holdings Class A Common Stock or interests in our Pinstripes Holdings Class A Common Stock received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of Pinstripes Holdings Class A Common Stock or interests in our Pinstripes Holdings Class A Common Stock on any stock exchange, market or trading facility on which shares of our Pinstripes Holdings Class A Common Stock, as applicable, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The Selling Securityholders may use any method permitted under applicable law, including one or more of the following methods when disposing of their shares of Pinstripes Holdings Class A Common Stock or interests therein:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•one or more underwritten offerings;
•block trades in which the broker-dealer will attempt to sell the shares of Pinstripes Holdings Class A Common Stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•distributions to their employees, members, partners or shareholders;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;
•directly to one or more purchasers;
•delayed delivery requirements;
•in settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•by pledge to secure debts and other obligations;
•through agents;
•broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares of Pinstripes Holdings Class A Common Stock at a stipulated price per share or warrant; and

•a combination of any such methods of sale.
The Selling Securityholders may, from time to time, pledge or grant a security interest in some shares of our Pinstripes Holdings Class A Common Stock owned by them and, if a Selling Securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of Pinstripes Holdings Class A Common Stock, as applicable, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Securityholders to include the pledgee, transferee or other successors in interest as the Selling Securityholders under this prospectus. The Selling Securityholders also may transfer shares of our Pinstripes Holdings Class A Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of shares of our Pinstripes Holdings Class A Common Stock or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Pinstripes Holdings Class A Common Stock in the course of hedging the positions they assume. The Selling Securityholders may also sell shares of our Pinstripes Holdings Class A Common Stock short and deliver these securities to close out their short positions, or loan or pledge shares of our Pinstripes Holdings Class A Common Stock to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our Pinstripes Holdings Class A Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the Selling Securityholders from the sale of shares of our Pinstripes Holdings Class A Common Stock offered by them will be the purchase price of such shares of our Pinstripes Holdings Class A Common Stock less discounts or commissions, if any. The Selling Securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of share of our Pinstripes Holdings Class A Common Stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Securityholders.
The Selling Securityholders also may in the future resell a portion of our Pinstripes Holdings Class A Common Stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of shares of our Pinstripes Holdings Class A Common Stock may be underwriting discounts and commissions under the Securities Act. If any Selling Securityholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Securityholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Securityholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
To the extent required, our Pinstripes Holdings Class A Common Stock to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
To facilitate the offering of shares of our Pinstripes Holdings Class A Common Stock offered by the Selling Securityholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Pinstripes Holdings Class A Common Stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of Pinstripes Holdings Class A Common Stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Pinstripes Holdings Class A

Common Stock by bidding for or purchasing shares of Pinstripes Holdings Class A Common Stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of Pinstripes Holdings Class A Common Stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Pinstripes Holdings Class A Common Stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
Under the Oaktree Tranche 1 Warrants, Oaktree Tranche 2 Warrants and Silverview Tranche 3 Warrants, we have agreed to indemnify the Selling Securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Securityholders may be required to make with respect thereto. In addition, we and the Selling Securityholders may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.
We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses. The Selling Securityholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses relating to the offering.
The Selling Securityholders may use this prospectus in connection with resales of shares of our Pinstripes Holdings Class A Common Stock. This prospectus and any accompanying prospectus supplement will identify the Selling Securityholders, the terms of our Pinstripes Holdings Class A Common Stock and any material relationships between us and the Selling Securityholders. Selling Securityholders may be deemed to be underwriters under the Securities Act in connection with shares of our Pinstripes Holdings Class A Common Stock they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Securityholders will receive all the net proceeds from the resale of shares of our Pinstripes Holdings Class A Common Stock.
A Selling Securityholder that is an entity may elect to make an in-kind distribution of Pinstripes Holdings Class A Common Stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of Pinstripes Holdings Class A Common Stock pursuant to the distribution through a registration statement.

EXPERTS
The financial statements of Pinstripes Holdings, Inc. at April 28, 2024 and for the fiscal year ended April 28, 2024, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Pinstripes, Inc. (the predecessor to Pinstripes Holdings, Inc.) at April 30, 2023 and for the fiscal year ended April 30, 2023, appearing in Pinstripes Holdings, Inc.’s Annual Report (Form 10-K) for the year ended April 28, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
VALIDITY OF SECURITIES
Katten Muchin Rosenman LLP has passed upon the validity of the Pinstripes Holdings Class A Common Stock. Partners of Katten Muchin Rosenman LLP directly and indirectly own approximately one percent of the shares of Pinstripes Holdings Class A Common Stock.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 with respect to securities offered by this prospectus. This prospectus is a part of that registration statement. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. Whenever reference is made in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.
We are subject to the information reporting requirements of the Exchange Act, and we will file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website at https://investor.pinstripes.com/financials/sec-filings/default.aspx. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Because we are incorporating by reference future filings with the SEC, this prospectus and the accompanying prospectus supplement are continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus and the accompanying prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus, the accompanying prospectus supplement or in any document previously incorporated by reference have been modified or superseded. Our periodic reports are filed with the SEC under SEC File Number 001-41236.
We hereby incorporate by reference the following documents:
•our Annual Report on Form 10-K for the fiscal year ended April 28, 2024 filed with the SEC on June 28, 2024;
•our Quarterly Reports on Form 10-Q for the quarters ended July 21, 2024, October 13, 2024, and January 5, 2025 filed with the SEC on September 4, 2024, November 26, 2024, and February 19, 2025, respectively;
•our Current Reports on Form 8-K filed with the SEC on October 7, 2024, October 22, 2024, December 20, 2024, and January 24, 2025, in each case only to the extent filed and not furnished;
•those portions of our Definitive Proxy Statement on Schedule 14A for our 2024 Annual Meeting of Stockholders filed with the SEC on August 23, 2024 that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended April 28, 2024; and
•the description of our securities contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended April 28, 2024, filed with the SEC on June 28, 2024 and any amendment or report filed with the SEC for the purpose of updating the description.
We incorporate by reference any additional filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than the portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC, including any related exhibits under Item 9.01 of Form 8-K) after the filing of the initial registration statement (including all such documents that we may file with the SEC after the date the registration statement was initially filed and prior to the effectiveness of the registration statement) and before the filing of a post-effective amendment to the registration statement of which this prospectus is a part that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold (other than information furnished and not filed with the SEC). These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this Prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this Prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.
We will provide each person to whom a prospectus is delivered, including any beneficial owner, a copy of all of the information that has been incorporated by reference in this Prospectus but not delivered with the prospectus. You may obtain copies of these filings, at no cost, through the “Investors” section of our website at www.unitedhomesgroup.com and you may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:
Corporate Secretary
Pinstripes Holdings, Inc.
1150 Willow Road
Northbrook, IL 60062
(844) 776-4663